SCHEDULE 14A
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Handleman Company
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Handleman Company
500 Kirts Boulevard
Troy, Michigan 48084
Notice of 2007
Annual Meeting of Shareholders
and Proxy Statement

Stephen Strome
Chairman and Chief Executive Officer
Handleman Company
500 Kirts Boulevard
Troy, MI 48084
August 3, 2007
Dear Shareholders:
It is my pleasure to invite you to Handleman Company’s 2007 Annual Meeting of Shareholders. We will hold the meeting on Wednesday, September 5, 2007, at 2:00 p.m., Eastern Daylight Time, at the Somerset Inn, 2601 West Big Beaver, Troy, Michigan 48084. During the Annual Meeting we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and give a report on Handleman Company’s business operations. There will also be time devoted to respond to shareholder questions.
We hope you will be able to attend the Annual Meeting. Please vote your shares regardless of whether you plan to attend in person. We are pleased to offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of the Proxy Statement (Appendix A) you can vote using any of the following methods: sign and date the proxy card or voting instruction card and return it in the prepaid envelope; vote by telephone or the Internet; or vote in person at the meeting.
Thank you for your continued support of Handleman Company.

Sincerely,

Stephen Strome
Chairman and Chief Executive Officer

HANDLEMAN COMPANY
NOTICE OF THE 2007
ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 5, 2007
The Annual Meeting of Shareholders of Handleman Company (the “Company”) will be held on Wednesday, September 5, 2007 at 2:00 p.m. Eastern Daylight Time, at the Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084. The proposals to be voted on at the Annual Meeting are as follows:
1.	The election of five Directors. Nominees are:
Elizabeth A. Chappell
Robert E. Kirby
Adam D. Sexton
Ralph J. Szygenda
Thomas S. Wilson
2.	To ratify the Handleman Company Board of Director’s Audit Committee appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2008, and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.
The Board of Directors recommends a vote “FOR” its nominees for Directors and “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2008. The Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.
The record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof, was July 9, 2007.
If you have any questions about the Annual Meeting, please contact:
Corporate Secretary
Handleman Company
500 Kirts Boulevard
Troy, MI 48084
248-362-4400
By Order of the Handleman Company Board of Directors

HANDLEMAN COMPANY
500 Kirts Boulevard
Troy, Michigan 48084

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 5, 2007
GENERAL INFORMATION
The approximate mailing date for this Proxy Statement and the proxy is August 3, 2007. A copy of the Annual Report of the Company for the fiscal year ended April 28, 2007 accompanies this Notice.
It is important that your shares be represented at the meeting. We encourage you to read the Proxy Statement and vote your shares as soon as possible. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses incurred in connection with the solicitation of proxies will be paid by the Company and may include requests by mail and personal contact by its directors, officers and employees. In addition, the Company has retained BNY Mellon Shareholder Services LLC, 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310 to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $5,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to shareholders. Any person giving a proxy has the power to revoke it at any time before it is voted.
For additional information regarding voting your shares, see “Questions and Answers,” which is attached as Appendix A.
VOTING SECURITIES
Only shareholders of record of $.01 par value common stock (the “Common Stock”) at the close of business on July 9, 2007 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. As of July 9, 2007, the date of record, the Company had issued and outstanding 20,449,040 shares of Common Stock.

I. ELECTION OF DIRECTORS
The Board of Directors is divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve for three-year terms, or until the Director’s retirement. Five Nominees for Director are to be elected by shareholders at the Annual Meeting. The class of Directors whose terms expire in 2009 includes three Directors. Two nominees for Director, Robert E. Kirby and Adam D. Sexton, are nominated for election for two-year terms, to be added to the class expiring in 2009. Three nominees for Director: Elizabeth A. Chappell, Ralph J. Szygenda, and Thomas S. Wilson are to be elected for three-year terms expiring in 2010.
Following each Director’s name is (1) the year he or she was first elected a Director, if he or she is an incumbent, (2) his or her age as of the date of the Annual Meeting, and (3) an account of the Director’s business experience.
Nominees for Terms to Expire at the 2009 Annual Meeting:

Robert E. Kirby	Age 50
Mr. Kirby has served as President and Chief Operating Officer of the Company since October 2006. From May 2004 through October 2006, Mr. Kirby served as President, Personal Products Company – Consumer Products Companies of Johnson & Johnson. From April 2002 through May 2004, Mr. Kirby served as Vice President, Global Supply Chain – Consumer & Personal Care Group of Johnson & Johnson. From May 1999 to April 2002, Mr. Kirby served as Vice President, North America Operations – Consumer Products Companies. Prior to joining Johnson & Johnson Mr. Kirby was employed by Fort James Corporation and Kimberly-Clark Corporation where he held several positions of increasing responsibility. His last position with Fort James Corporation was Vice President and Chief Technical Officer/Research and Development. Mr. Kirby’s last position at Kimberly-Clark was Vice President/Research and Development, Household Products. Mr. Kirby holds a BS degree in Chemical Engineering from the University of New Hampshire.

Adam D. Sexton	Age 43
Mr. Sexton has over 15 years of experience in marketing and management in the music and technology industries. Mr. Sexton currently serves as Chief Marketing Officer of Groove Mobile, Inc., a world leader in over-the-air download music stores. Mr. Sexton joined Grove Mobile in 2004. Mr. Sexton held the position of Vice President, Marketing for the Entertainment Technology Group of Macrovision from 2000 to 2004. Macrovision develops and markets copy protection, digital rights management and electronic license management technologies for the enterprise software, consumer software, and home video and music markets. Prior to joining Macrovision Mr. Sexton was employed by Supertracks, Arista Records, EMI Records and BMG International where he held positions of varying responsibility. Mr. Sexton holds a BA degree in Government from Harvard College and an MBA in Marketing/Management from Columbia Business School.

Nominees for Terms to Expire at the 2010 Annual Meeting:

Elizabeth A. Chappell	Director since 1999
Age 49
Ms. Chappell has served as President and Chief Executive Officer of the Detroit Economic Club since April 2002. From January 2001 until April 2002, Ms. Chappell served as a business consultant in private practice. Ms. Chappell served as Executive Vice President — Corporate Communications and Investor Relations of Compuware Corporation from January 2000 to January 2001. Ms. Chappell was formerly President and Chief Executive Officer of The Chappell Group Inc., a consulting firm she founded in 1995 that specialized in strategic planning, organizational development, sales and marketing strategies and the design of customer centered processes. Prior to forming The Chappell Group, Ms. Chappell was employed by AT&T where she held several positions of varying responsibility. Her last position with AT&T was Global Service Vice President. Ms. Chappell holds a BA degree in Marketing from Michigan State University. Ms. Chappell also attended the Executive Management Program at the University of California, Berkeley. Ms. Chappell is also a director of American Axle and Manufacturing.

Ralph J. Szygenda	Director since 2003
Age 59
Mr. Szygenda has served as Group Vice President and Chief Information Officer of General Motors Corporation since January 2000. Mr. Szygenda joined General Motors Corporation in June 1996 as Vice President and Chief Information Officer. Mr. Szygenda is a member of GM’s Automotive Strategy Board and is responsible for the Information Systems & Services organization. Accountable for the management of all information technology efforts within General Motors, he is directly responsible for developing and implementing GM’s global digital business strategy. Before joining GM, Mr. Szygenda was vice president and chief information officer at Bell Atlantic Corporation, in Arlington, Virginia, a position he held since June 1993. His main initiatives involved reengineering Bell Atlantic’s business processes and delivering information systems to meet the new electronic generation. Mr. Szygenda has been recognized for his business and technology leadership through awards that include Industry Week’s 2001 Technology Leader of the Year, Information Week’s 2002 Chief Information Officer of the Year and CIO Magazine’s 20/20 Vision Award recognizing his contributions in driving the information age. In 2003, he was inducted in the CRN Computer Industry Hall of Fame; in 2005, he received the Computerworld Honors Program Leadership Award; in 2006, he received the Automotive News Industry All Star Award and, in 2007, he was inducted into the CIO Hall of Fame. Mr. Szygenda holds a BS degree in computer science from the University of Missouri-Rolla in 1970 and a master’s degree in electrical engineering from the University of Texas in 1975. Mr. Szygenda also received an honorary professional degree and honorary doctorate degree in engineering from the University of Missouri-Rolla.

Thomas S. Wilson	Director since 2004
Age 57
Mr. Wilson has served as President and Chief Executive Officer of Palace Sports and Entertainment, Inc., (“PS&E”) since 1993, overseeing the operations of the Detroit Pistons, Detroit Shock and Tampa Bay Lightning, and entertainment venues such as The Palace, DTE Energy Music Theatre and Meadow Brook Music Festival in Michigan and the St. Pete Times Forum in Florida. The Palace was designed largely around Mr. Wilson’s input and he was responsible for developing the operational philosophies of the arena. Mr. Wilson’s direction was instrumental in the renovation of DTE Energy Music Theatre (“DTE Theater”), and he remains actively involved in the operational phase and the ongoing improvement of the facility. The DTE Theatre has been named the nation’s busiest, top-grossing or highest attended outdoor venue by Amusement Business in each of its 12 seasons under Mr. Wilson’s guidance. In 1994, PS&E assumed management of Meadow Brook Music Festival on the grounds of Oakland University in Rochester, Michigan. It also purchased the Tampa Bay Lightning and the leasehold rights to its home arena, the St. Pete Times Forum in Tampa, Florida in 1999. During Mr. Wilson’s tenure, the Pistons have become recognized as one of the best marketed teams and most highly valued teams in the NBA. Mr. Wilson holds a BA degree in Business Administration from Wayne State University.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITS NOMINEES

CONTINUING DIRECTORS
Directors Whose Terms Expire at the 2008 Annual Meeting:

Eugene A. Miller	Director since 2002
Age 69
Mr. Miller served as Chairman of the Board of Comerica Incorporated and Comerica Bank from January 2002 through his retirement in October 2002. From June 1999 through December 2001, Mr. Miller served as Chairman, President and Chief Executive Officer of Comerica Incorporated and Comerica Bank. From June 1993 until June 1999, Mr. Miller served as Chairman and Chief Executive Officer of Comerica Incorporated and Comerica Bank. Mr. Miller’s banking career began in 1955 with The Detroit Bank, forerunner of Comerica Bank. He rose to chairman, president and chief executive officer of Comerica Incorporated and Comerica Bank prior to the merger of Comerica Incorporated and Manufacturers National Corporation. Mr. Miller earned a bachelor of business administration degree with honors from the Detroit Institute of Technology. Mr. Miller is also a director of DTE Energy, Inc., TriMas Corporation and Amerisure Companies.

P. Daniel Miller	Director since 2005
Age 59
Mr. P. Daniel Miller has served as Executive Vice President of Kimball International and as President of Kimball International Furniture since August 2000. Mr. Miller’s prior experience includes executive management positions, sales and marketing, manufacturing operations and multi-billion dollar branded sales and distribution strategies, both domestically and internationally, at International Knife and Saw, Overhead Door Corporation and Whirlpool Corporation. During Mr. Miller’s tenure with Whirlpool Corporation, he served as President and CEO of the Latin American Appliance Group in Brazil, as well as holding senior marketing assignments worldwide. Mr. Miller is a graduate of the University of Evansville with a degree in Business Administration; he completed the Harvard University Advanced Management Program in 1991.

Irvin D. Reid	Director since 2002
Age 66
Dr. Reid has served as President of Wayne State University (”WSU”) since November 1997. WSU is a national research university with urban teaching and service missions in metropolitan Detroit. WSU is among the nation’s 21 largest universities and one of only 50 public research institutions nationwide that have achieved Carnegie I designation. WSU has the largest graduate/professional enrollment in Michigan and is among the top five in the country. WSU has the largest single-campus medical school in the nation. Previous to assuming the presidency of Wayne State University, Dr. Reid served for more than eight years as president of Montclair State University, the second largest higher education institution in the State of New Jersey. Over a 10-year period, he also served in a number of capacities at the University of Tennessee in Chattanooga including Dean of the School of Business Administration and John Stagmaier Professor of Economics and Business Administration; head of the Department of Marketing and Business Law; and Alan Lorberbaum Professor of Marketing. He has also served as associate professor at Howard University, senior specialist for the National Aeronautics and Space Administration (NASA), consultant to the U.S. Consumer Product Safety Commission, assistant professor at Drexel University, and lecturer at Philadelphia College of Art and St. Joseph’s University, Philadelphia, PA. Dr. Reid holds graduate degrees in business and applied economics from the Wharton School of the University of Pennsylvania (M.A., Ph.D.). Dr. Reid also holds undergraduate and graduate degrees in psychology from Howard University (B.S., M.S.), as well as a certificate in higher education administration from the Institute for Educational Management at Harvard University. Dr. Reid is also a director of Mack-Cali Real Estate Investment Trust.

Directors Whose Terms Expire at the 2009 Annual Meeting:

James B. Nicholson	Director since 1991
Age 64
Mr. Nicholson has served as President, Chief Executive Officer and Director of PVS Chemicals, Inc. since 1979. PVS manufactures, markets and distributes chemicals for water treatment and industrial use. Operations include six manufacturing facilities and a highly diversified product distribution network. In addition to an extensive customer base in the United States, PVS has established itself in markets throughout the world, most notably in Belgium, Canada, Germany and Thailand. A 1965 graduate of Stanford University, Mr. Nicholson holds an undergraduate degree in Economics. He earned an MBA degree from the University of Chicago in 1967 and an MS degree in Economics from the London (England) School of Economics in 1968. Mr. Nicholson worked at the London, England branch of the First National Bank of Chicago from 1967 to 1970. From 1970 to 1972, he was manager of a Dublin, Ireland office of the same bank. In 1972, Mr. Nicholson joined PVS as a Vice President and assumed the additional duties of Treasurer in 1977. He became President of PVS in 1979 and has served as Chief Executive Officer since that date. Mr. Nicholson is a director of LaSalle Bank and the non-executive Chairman of the Board of LaSalle Bank Midwest N.A. Mr. Nicholson is also Chairman of the Board of Amerisure Companies.

Lloyd E. Reuss	Director since 1993
Age 70
Mr. Reuss served as General Motors Corporation’s Executive Vice President of New Vehicles and Systems from April 1992 until January 1993. Mr. Reuss served as President of General Motors Corporation from August 1990 until April 1992. Mr. Reuss retired from GM in January 1993 after 36 years of service. In January 1993 he became a member of the GM Corporate Advisory Council. In May 1993, he was named the Executive Dean of the Center for Advanced Technologies at Focus: HOPE in Detroit, Michigan where he serves without compensation. In his capacity as Executive Dean, Mr. Reuss also serves as the Chairman of the Coalition for New Manufacturing Education and on the steering committee for the Focus: HOPE Capital Campaign. Mr. Reuss received a BSME degree from the University of Missouri in 1957. He is also a graduate of the Senior Executive Course at the Massachusetts Institute of Technology. In April 1992, Mr. Reuss received the Engineering Society of Detroit Foundation’s prestigious Leadership Award and was honored for his significant contributions to the engineering profession and his outstanding leadership in the fields of science and engineering. In February 1995, Mr. Reuss received the Society of Automotive Engineer’s Medal of Honor for his leadership in technical and educational activities. Mr. Reuss is also a director of International Speedway Corporation and U.S. Sugar Corporation.

Stephen Strome	Director since 1989
Age 62
Stephen Strome, Chairman and Chief Executive Officer of Handleman Company, assumed the role of Chairman of the Board in January 2001 and has served as a member of the Board of Directors since 1989. In 1990 Mr. Strome was elected President and in 1991 was named Chief Executive Officer. Prior to Mr. Strome’s election as President, he served as Executive Vice President of the Company and President of the Video and Home Computer Software Division. Before joining Handleman Company in 1978, Mr. Strome was employed with Fruehauf Corporation from 1974 to 1978 and with Kmart Corporation from 1968 to 1974. Mr. Strome holds a BA degree from Hillsdale College and an MBA from Wayne State University. Mr. Strome serves as a member of the Executive Advisory Council of Wayne State University’s School of Business Administration. He also serves as Chairman of the Board of Trustees of Detroit Public Television and as a member on the Executive Board of the National Conference for Community and Justice. Mr. Strome previously served as a director of AmerUs Group.

BOARD INFORMATION
Board Meetings:
During the fiscal year ended April 28, 2007, Handleman Company’s Board of Directors (the “Board”) held a total of eight meetings. During fiscal 2007, each Director of the Company attended at least 75% of the aggregate number of meetings of the Board and of all committees of the Board on which such Director served. The Annual Meeting of Shareholders is held in conjunction with a regularly scheduled Board meeting, and Directors are expected to attend. Seven of the nine Directors attended the September 6, 2006 Annual Meeting.
Handleman Company’s independent Directors met without the Chief Executive Officer seven times during the fiscal year ended April 28, 2007.
Director Independence:
New York Stock Exchange (the “Exchange”) independence standards for companies listed on the Exchange, including the Company, require a majority of the Board to be independent and every member of each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee to be independent from the Company. A director is considered independent only if the Board “affirmatively determines that the director has no material relationship with the listed company (directly or as a partner, shareholder or officer of an organization that has a relationship with the company),” in accordance with the listing standards of the Exchange. In connection with this standard, the Board has affirmatively determined that all of the Directors and nominees (other than Messrs. Strome and Kirby) are independent of the Company and its management under the standards set forth by the Exchange.
Board Committees:
Audit Committee:

The Audit Committee is appointed by the Board of Directors of the Company to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company’s financial statements; any financially-related legal compliance or ethics programs as established by the Board; and any other areas specified by the Board of potential significant financial risk to the Company.
All members of the Audit Committee are financially literate, as the Company’s Board has interpreted such qualification in its business judgment. The Board of Directors has determined that Eugene A. Miller satisfies the standard for “audit committee financial expert” in compliance with the Sarbanes-Oxley Act of 2002 and has accounting or related financial management expertise as required by the New York Stock Exchange.
The functions of the Audit Committee are listed in the Audit Committee Charter, which is attached as Appendix C to this Proxy Statement. The Audit Committee Charter is also available on the Company’s website, www.handleman.com, under Investor Relations/Corporate Governance.
The Audit Committee held seven meetings during the fiscal year ended April 28, 2007. Members: Mr. Eugene A. Miller, Chairman, Ms. Elizabeth A. Chappell, Dr. Irvin D. Reid and Mr. Ralph J. Szygenda.
Corporate Governance and Nominating Committee:
The Corporate Governance and Nominating Committee considers the performance of incumbent Directors and makes recommendations to the Board for nominees for election as Directors. The Corporate Governance and Nominating Committee also considers nominees for Directors recommended by shareholders. Recommendations for the 2008 Annual Meeting of Shareholders should be submitted to the attention of the Chairman of the Corporate Governance and Nominating Committee at the Company’s executive offices no later than April 4, 2008. The Board of Directors has adopted corporate governance guidelines recommended by the Committee. The Committee annually reviews and monitors the guidelines.
The guidelines establish corporate governance standards, outline the respective responsibilities of management and the Board and provide a process for evaluating the performance of the Board. A copy of the guidelines is attached as Appendix B to this Proxy Statement. The Board believes that it is important that the Company’s shareholders and others are able to review its corporate governance practices. Accordingly, the Company publishes its Corporate Governance Guidelines and Code of Business Conduct and Ethics on the Company’s website, www.handleman.com, under Investor Relations/Corporate Governance.

The functions of the Corporate Governance and Nominating Committee are listed in the Corporate Governance and Nominating Committee Charter, which is attached as Appendix D to this Proxy Statement.
The Corporate Governance and Nominating Committee Charter is also available on the Company’s website, www.handleman.com, under Investor Relations/Corporate Governance.
The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended April 28, 2007. Members: Mr. Lloyd E. Reuss, Chairman, Mr. Eugene A. Miller, Mr. P. Daniel Miller, Mr. James B. Nicholson, and Dr. Irvin D. Reid.
Corporate Governance and Nominating Committee Process for Identifying and Evaluating Nominees:
The Directors and the Corporate Governance and Nominating Committee (the “Committee”) are responsible for recommending candidates for membership on the Board. In assessing potential new Directors, the Committee considers individuals from various disciplines and diverse professional backgrounds. The selection of qualified directors is complex and crucial to Handleman’s long-term success. The Committee considers Board candidates based upon various criteria, such as their broad-based business skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, Directors must have time available to devote to Board activities and to enhance their knowledge of Handleman Company and the industries in which Handleman operates. To assist in the identification and evaluation of qualified director candidates the Company has, on occasion, engaged the services of a search firm.
Compensation Committee:
The duties of the Compensation Committee are: recommending to the Board of Directors the remuneration arrangements for senior management; recommending to the Board of Directors compensation plans in which officers are eligible to participate; recommending to the Board of Directors director compensation programs; and granting stock options, performance shares, performance units and restricted stock awards under the Company’s Stock Plans. The functions of the Compensation Committee are listed in the Compensation Committee Charter. The Compensation Committee Charter is available on the Company’s website, www.handleman.com, under Investor Relations/Corporate Governance.
The Compensation Committee held five meetings during the fiscal year ended April 28, 2007. Members: Mr. James B. Nicholson, Chairman, Ms. Elizabeth A. Chappell, Mr. Lloyd E. Reuss and Mr. Thomas S. Wilson.
Corporate Governance Documents:
The Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in print to any shareholder or interested party who requests them by contacting the Corporate Secretary, Handleman Company, 500 Kirts Blvd., Troy, MI 48084.
Presiding Director:
The Board designates annually an independent, non-employee Director to serve as Presiding Director. Duties and responsibilities of the Presiding Director include:
•	presiding over executive sessions of the independent Board members;

•	advising the Chief Executive Officer of appropriate feedback from executive sessions, including any actions to be taken as well as any issues or concerns raised by the independent Directors;

•	advising on the agenda for the Board meetings;

•	meeting with senior officers, if deemed appropriate, to discuss the business and issues facing the Company;

•	working with the Chairman of the Corporate Governance and Nominating Committee in the selection of the Committee Chairs; and

•	meeting with shareholders, if appropriate, to discuss their concerns.
The Chairs of the Compensation Committee, Audit Committee, and Corporate Governance and Nominating Committee rotate annually in the position of Presiding Director. Effective April 29, 2007, the Presiding Director is Mr. James B. Nicholson.

Communications with the Board:
Shareholders may communicate with the Presiding Director or with the non-employee Directors as a group by sending a letter by regular or express mail addressed to the Corporate Secretary, Handleman Company, 500 Kirts Blvd., Troy, MI 48084, Attention: Presiding Director or Non-Employee Directors. All such non-frivolous correspondence sent to that address will be delivered to those Directors on a quarterly basis, unless management determines by individual case that it should be sent more promptly. All correspondence to Directors will be acknowledged by the Corporate Secretary and may also be forwarded within Handleman Company to the subject matter expert for attention and/or investigation if appropriate.
The process of communicating with the Presiding Director or with the non-employee Directors as a group, as outlined above, is not limited to shareholders and may be utilized by interested parties who wish to communicate with the Presiding Director or with the non-employee Directors as a group.
Director Education:
One of Handleman Company’s core values is “Continuous Learning and Improvement.” The Company encourages and supports this value throughout all levels of the organization. The Board members also believe continuous learning is important to ensure the ongoing effectiveness of the Board. Accordingly, the Board has established guidelines for ongoing continuing education for Directors. See guideline 36 of Handleman Company’s Corporate Governance Guidelines attached as Appendix B.
Director In-House Education:
On October 23, 2006, a Director in-house education course was presented at the Handleman Company’s corporate office by the National Association of Corporate Directors (“NACD”). The four hour session on “Board Leadership” covered:
•	Duties and Responsibilities of All Board Members

•	Sarbanes-Oxley

•	The Current Environment of Directorship

•	The Responsibilities of Directorship

•	Board Structure and Leadership

•	Relationship of Board to Management

•	Creating and Sustaining Board Value

•	Conducting Productive Board Meetings
Seven of the nine Directors attended the October 23, 2006 Director in-house education course.
Director October 2007 In-House Education:
The Company has scheduled a Director in-house education course to be presented at the Handleman Company’s corporate office by NACD in October 2007, during which an Institutional Shareholder Services accredited education session will be conducted. It is expected that all Directors will attend.
Certain Relationships and Related Transactions:
There are no matters relating to certain relationships and related transactions that Handleman Company is required to disclose under applicable rules and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance:
Federal securities law requires that Directors and Executive Officers of the Company must report to the Securities and Exchange Commission and the Company, within certain periods, the number of shares of the Corporation’s equity securities they own and any changes in such ownership. Based upon information furnished by the Directors and Executive Officers, all required Section 16(a) filings for fiscal year 2007 have been made in a timely manner, except that one Form 4, covering one transaction, was filed late by Donald M. Genotti, an Executive Officer of the Company.
Compensation Committee Interlocks and Insider Participation:
No member of the Compensation Committee is a current or former officer or employee of the Company.
COMPENSATION DISCUSSION AND ANALYSIS
Handleman Company is a category manager and distributor of prerecorded music and console video game hardware, software, and accessories to leading retailers in the United States, United Kingdom and Canada. As a category manager, the Company manages a broad assortment of titles to optimize sales and inventory productivity in retail stores. In conducting its business activities, the Company encounters aggressive competition. In recent years, because of changes in the music industry, the Company dedicated considerable human resources to exploring new market opportunities and to ensuring long-term customer loyalty and commitments.
In this competitive and rapidly changing environment, it is critical to the Company’s long-term success and profitability that its business is managed by energetic, experienced, and capable individuals with the talent, skills, and dedication to oversee the organization on a day-to-day basis coupled with the vision to anticipate and respond to future market developments. The Company must ensure that it has the appropriate level of executive talent within the organization and must continuously develop its leaders’ capabilities and competencies.
The Company’s key executive compensation objectives are to:
•	attract first-class executive talent,

•	retain key business leaders,

•	reward past and future performance, and

•	align the long-term interests of the Company’s executive officers and shareholders.
The Company uses a variety of compensation elements to achieve these objectives, including base salary, annual incentive opportunities and long-term incentives (including performance shares, performance units, restricted stock awards and stock options, each of which is discussed in more detail below). Each element also provides a framework for governing the Company’s overall employee compensation program.
Oversight of the Executive Compensation Program
The Company’s Compensation Committee of the Board of Directors (“Committee”) administers the executive compensation program. As reflected in its charter, the Committee has overall responsibility for setting the Chief Executive Officer’s (“CEO”) compensation and for approving, with the recommendation of the CEO, the executive officers’ compensation packages including the Chief Financial Officer (“CFO”). The Committee determines the CEO’s compensation based on its evaluation of the CEO’s performance at the end of the fiscal year based on goals and objectives the Committee established at the beginning of that fiscal year. The Committee then determines, taking into consideration the recommendation of its compensation consultant, the CEO’s compensation level, including base salary, annual incentive opportunity, long-term incentives and any other remuneration.

The Committee is also responsible for the oversight of the Company’s retirement plans and health and welfare benefit plans. Additionally, the Committee administers the Company’s various equity compensation plans, and exercises general oversight over the Company’s compensation practices. A complete description of the Committee’s responsibilities and functions is set forth in its charter, which can be found on the Company’s website at www.handleman.com under Investor Relations/Corporate Governance.
To assist the Committee in performing its duties, the Board of Directors has authorized the Committee to retain an independent compensation consultant, which reports to the Committee Chairperson, to provide consultation on Committee duties and responsibilities. During fiscal 2007, the Consultant provided and/or performed the following services:
▪	provided independent competitive market data and recommendations related to executive officers, including the CEO, CFO, and other executive officers’ compensation levels and incentive compensation design;

▪	reviewed and analyzed market data and made recommendations on compensation mix, incentive mix, and incentive compensation design;

▪	reviewed the Company’s compensation levels, performance, and incentive compensation design compared to a peer group;

▪	provided information on executive compensation trends and implications for the Company’s executive compensation program design; and

▪	monitored program effectiveness.
The Board of Directors granted the Committee the authority to determine the scope of the consultant’s services and the Committee may terminate the consultant’s engagement at any time. The consultant reports to the Committee Chairman. For additional information on the Committee’s members and duties, see “Compensation Committee” on page eight of this proxy statement.
The Company’s Executive Compensation Philosophy
The Committee establishes the principles that underlie the Company’s executive compensation program and that guide the design and administration of specific plans, agreements, and arrangements for the executive officers implementing the program. These principles, as embodied in the executive compensation program, should motivate the executive officers to improve the Company’s financial position, to be personally accountable for the performance of the business units, divisions, or functions for which they are responsible, and to make decisions about the Company’s business that will deliver shareholder value.
The Company’s compensation philosophy is comprised of six core principles. First, compensation reinforces the Company’s business objectives and values. Handleman’s objective is to generate long-term value for all of its stakeholders: shareholders, customers, vendors and employees. The Company creates value in the supply chain by leveraging core competencies to create customers for its customers. Leveraging core competencies will enable growth with existing and new customers and into adjacent product categories, channels, and markets. In order to accomplish this objective, Handleman’s compensation practices must enable it to attract and retain top employees.
Second, Handleman’s compensation is performance related. In accomplishing this objective, the Committee links a significant portion of an executive officer’s total compensation to how the individual performs, how the individual’s business unit, division or function performs, and how the Company performs. In doing this the Committee uses a variety of performance based compensation vehicles in the executive compensation program, which individually and collectively are designed to incorporate performance criteria that promote the Company’s annual operating plan and long-term business strategy. The Committee also emphasizes the Company’s performance relative to the organizations in the Company’s peer group. Some of the long term performance criteria measure the Company’s performance against that of a group of organizations in similar industries. However, given the nature of Handleman’s business, there are relatively few peer companies that are direct business competitors. Therefore, the peer company list includes companies with whom the Company competes for labor as well as retail and consumer packaged goods companies. Handleman’s consultant and executive management developed the list for the Committee’s approval.

For fiscal 2007, the organizations comprising this peer group consisted of:

Performance Food Group Co.	Grainger Inc.	Nash Finch Co.
United Stationers Inc.	Borders Group Inc.	Alberto-Culver Co.
Warner Music Group Corp.	American Axle & Mfg. Holding	Gamestop Corp.
Scotts Miracle Gro Co.	Guitar Center Inc.	Pier 1 Imports Inc.
Herman Miller, Inc.	Source Interlink Cos. Inc.	PcConnections Inc.
Trans World Entertainment Corp.	Compuware Corp.	Navarre Corp.
Amcon Distributing Co.
When the Company’s performance is better than its established objectives for the relevant performance period, the Committee awards executive officers more than the initial target award (which is typically set at the median of the peer group). Conversely, when the Company’s performance does not meet key objectives, the Committee grants incentive award payments, if any at all, that are less than the target level.
Third, incentive compensation should represent the majority of the total compensation opportunity. To achieve this objective, the proportion of an executive officer’s total compensation that varies with individual, business unit, division, function, or corporate performance increases as the scope and level of the individual’s business responsibilities increases. Accordingly, for fiscal 2007, approximately 66% of the total target direct compensation for the CEO (the sum of base salary, annual incentive compensation, and long-term incentive compensation) at the time of award was at risk against the achievement of both short- and long-term performance objectives. Generally, for fiscal 2007, the amount of the total target direct compensation at risk against the achievement of both short- and long-term performance objectives for the CFO and the other executive officers ranged from approximately 58% to 62% at target levels.
Fourth, compensation levels must be competitive. To assure that the Company’s compensation is competitive with the wholesale/distribution industry and with the Company’s direct competitors, each year the Committee reviews compensation survey data that the Consultant compiles and prepares. The Company uses this survey data to ensure that for each executive position the Committee’s compensation actions are appropriate, reasonable and consistent with the Company’s philosophy based on the various markets in which the Company competes for executive talent. This survey data consists of wholesale/distribution industry data, that includes some of the organizations in the Company’s peer group as identified above, as well as more general compensation data that includes organizations similar in size and geographical location to the Company across a variety of industries.
In addition to the Company’s peer group survey data, the Committee also uses data applicable to other relevant talent pools (such as consumer packaged goods, retail and brand management industry data and/or general industry or special market data) and selected other companies with which the Committee believes the Company competes for executive talent. This allows the Committee to more precisely tailor compensation packages to the demands of the market. Similarly, for some executive positions, the Company may require skills and/or experience from a more varied set of backgrounds.
Fifth, incentive compensation should balance short- and long-term performance. In selecting the specific elements of the Company’s executive compensation program, the Committee creates a structure that balances achieving short-term or annual results as well as ensuring the Company’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, the executive officers are regularly provided both short- and long-term incentives. Participation in the Company’s long-term incentive program increases at higher levels of responsibility as executive officers in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.
Sixth, executive officers should have a stake in their decisions. The Committee believes that it is in the best interest of the Company and its shareholders for the executive officers to have a financial interest in the long-term results of their business decisions. Consequently, the Company provides its executive officers with various ways to become shareholders of the Company. These opportunities include annual grants of performance shares and performance units.

Total Compensation
The Committee targets the total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation) of the executive officers, including the CEO and CFO, at the total direct compensation median for the organizations in the Company’s peer group. The Committee generally believes that median performance merits median pay; thus, it establishes objectives for both absolute and relative Company performance, so that it can determine performance and pay objectively at the end of the performance period. The Committee determines the actual payout, whether above, below, or at the competitive median, by performance against these pre-established measures and objectives.
Periodically, the Committee reviews the Company’s total executive compensation program, with the Consultant’s input, in comparison to evolving market practices in the wholesale/distribution industry and other industries, external regulatory and other developments, the market for executive talent, and the Company’s executive compensation philosophy. The review includes base salary, annual incentive opportunity, long-term incentive compensation, the cost to the Company of all perquisites and other personal benefits, and company-sponsored retirement plans.
The Committee also reviews each executive officer’s total direct compensation under several termination scenarios including change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive officer. The Company prepares, and the Committee reviews, tally sheets setting forth all of the listed scenarios. The Committee uses this information to position the total target direct compensation of the CEO and the other executive officers in the market range of the 50th percentile of the organizations in the Company’s peer group when warranted by Company and individual performance.
Components of the Executive Compensation Program
The Company’s executive compensation program is comprised of the following components:
▪	base salary;

▪	an annual incentive opportunity, which is paid in cash;

▪	long-term incentives (including equity-based awards; primarily performance shares, stock options and restricted stock; and cash-based awards, primarily performance units);

▪	a defined benefit pension plan (frozen as of November 1, 2006);

▪	a defined contribution retirement account;

▪	a defined benefit supplemental executive retirement plan (frozen as of November 1, 2006);

▪	a change-in-control plan; and

▪	other benefits.
Base Salary
Annually, the Committee reviews and determines the base salaries of the Company’s CEO, the CFO, and other executive officers. The Committee has established and maintains base salary ranges for the Company’s various executive positions that are within the market ranges indicated by the compensation survey and peer company data compiled and prepared by the Consultant. It is within the Committee’s discretion to adjust the base salaries. For each individual, the Committee considers the scope of his or her responsibilities and experience, as well as the level of individual performance achieved by each executive, and balances these against competitive salary practices.
In determining each executive officer’s base salary, the Committee also considers internal equity within the Company, both with respect to the other executive officers and to the Company’s employees generally. Because of the Committee’s emphasis on performance-based compensation, it will typically only make adjustments for executive officers’ salaries to compensate for a significant deviation in an executive officer’s pay when compared to the market compensation data or to recognize an individual for outstanding individual performance or increased responsibility. The Committee’s practice is consistent with the Company’s philosophy that compensation above competitive median levels for executive officers should result primarily from the variable portion of the compensation package.
The salaries the Company paid to the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) during fiscal 2007 are shown in the Summary Compensation Table on page 21.

Annual Incentive Opportunity
Management Incentive Plan
As described above, at the beginning of each fiscal year, the Committee establishes an annual incentive opportunity for the CEO, the CFO, and the other executive officers of the Company. The Committee awards this annual incentive opportunity pursuant to the Company’s Management Incentive Plan. This process is undertaken after the end of the prior fiscal year when the Company’s financial results have been made available to the Board of Directors and the Board has approved the Company’s annual operating plan for the current fiscal year. At that time, the Committee (i) sets the overall Company performance objectives for the year, (ii) sets individual performance measures for the year, and (iii) establishes a target bonus opportunity for each executive officer.
In addition, the Company pays annual incentive bonuses in late June or early July for the prior fiscal year’s performance, based on the Committee’s assessment of actual performance against the pre-established Company performance objectives and individual performance measures for the prior fiscal year. For fiscal 2007, the performance measures for annual incentive bonuses were based on net income and in the case of some executives, savings from the Company’s “Growth Through Excellence initiative”, (“GTE”), which is the Company’s initiative to significantly reduce the cost of the business.
A more in-depth description of the Committee’s decisions with respect to the annual incentive payment made to the executive officers for fiscal 2007 follows.
Setting Company performance objectives
The Committee, working with the CEO and the Consultant, set the Company’s fiscal 2007 performance objective, which was achieving net income of $20.1 million. One-hundred percent of the annual incentive opportunity for the CEO and CFO was based on this objective. The Company’s Chief Operating Officer (“COO”), who began his position in October 2006, also had the $20.1 million net income objective. The other named executive officers’ objective was seventy-five percent based on the $20.1 million net income objective with the remaining twenty-five percent being based on the overall cost savings target from the GTE initiative.
While the Committee had the discretion to reflect or exclude the impact of any specified developments that may have occurred during the year in determining whether the executives met their fiscal 2007 performance objective, there were no such developments that warranted the Committee making any modifications.
Setting a target annual incentive opportunity
The Committee established a target annual incentive opportunity for each executive officer that considers all factors that the Committee deems relevant, including, but not limited to, a review of the compensation paid by organizations in the Company’s peer group and the desired mix of fixed and variable compensation elements as determined by the Committee for each executive.
For each of the performance objectives, the Committee used a formula to establish a payout range around the target annual incentive opportunity. The formula determined the percentage of the target incentive to be paid, based on a percentage of goal achievement, with a minimum below which no payment will be made.

The payout range established for fiscal 2007 for each executive officer was:

Result levels		Threshold	Target	Maximum	Max Plus
Pay % times bonus target		25%	100%	200%	300%*
					250%**

Position
Chief Executive Officer	% payout	15%	60%	120%	180%
	$ payout	108	432	864	1,296
Chief Operating Officer	% payout	15%	60%	120%	180%
	$ payout	82.5	330	660	990
Chief Financial Officer	% payout	12.5%	50%	100%	150%
	$ payout	42.5	170	340	510
Senior Vice Presidents	% payout	10%	40%	80%	100%
SVP/CIO	$ payout	25.0	100	200	250
SVP PM&L		22.0	88.0	176	220
SVP HR & OD		22.0	88.0	176	220

*	CEO, COO, CFO

**	Other Executives
Measuring performance
At the end of fiscal 2007, the Committee reviewed the Company’s actual performance against the established performance objectives. The consolidated net loss result for fiscal 2007 was $(53.4) million, which was below the required threshold to trigger a payment on this measure. For named executives who had a twenty-five percent personal objective related to the Growth Through Excellence initiative a $6.1 million cost savings was realized; therefore, one-hundred percent of the actual target was awarded for this component. The annual incentive for the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) during fiscal 2007 are shown in the Summary Compensation Table on page 21. Additional information about the annual incentive opportunities is shown in the Grants of Plan-Based Awards Table on page 22.
Under the Management Incentive Plan, the Committee has the discretion to pay annual incentive payments for the executive officers in cash or restricted stock or a combination of these items. The Committee grants any restricted stock or restricted stock units under the Company’s Long-Term Incentive Plan (see Stock Ownership Guidelines on page 20). The Committee also has discretion, in appropriate circumstances, to award a bonus that is lower than the amount calculated under the formula described above or no bonus at all. The Committee believes that the fiscal 2007 incentive bonus payments, while minimal, are consistent with the Company’s strategy of rewarding its executive officers for the achievement of important and challenging business goals. In view of the Company’s results for the year, the annual incentive bonus calculations resulted in reasonable performance-related bonus payments to the Company’s executive officers.
COO and CIO incentives
The COO negotiated incentives as part of his employment offer from the Company. The COO received a negotiated guaranteed annual incentive of $300,000 at the end of fiscal 2007. He received a job offer compensation agreement that pays a cash bonus at specified anniversary dates. The COO will receive a cash bonus based on the closing price of 100,000 shares of Handleman stock on the second anniversary of his hire date and 50,000 shares on the third anniversary (October 2008 and 2009, respectively). This bonus is referred to as phantom stock in the Grants of Plan Based Awards Table on page 22. He received a signing bonus of $150,000 with $100,000 being paid in January 2007 and the remaining to be paid upon his establishment of his primary residence in Michigan. The COO also received 20,000 restricted shares of Handleman stock with one-half vesting on the first anniversary and one-half vesting on the second anniversary of employment. The COO received a stock grant of 100,000 options of Handleman stock that will vest 33% on each of the next 3 anniversary years.

The Company’s Chief Information Officer (“CIO”) also negotiated incentives as part of his employment offer from the Company. The CIO received a guaranteed annual incentive of $75,000 at the end of fiscal 2007. He received a job offer compensation agreement that pays a cash bonus at specified anniversary dates. The CIO received a cash bonus based on the closing price of 2,500 shares of Handleman stock in June 2007 and will receive a cash bonus in June 2008. He received a signing bonus of $50,000 with payments of $25,000 after 60 days of employment and $25,000 after 180 days of employment. The CIO received 10,000 restricted shares of Handleman stock with one-half vesting in June 2007 and one-half vesting in June 2008.
Long-Term Incentives
The Company’s long-term incentive plan rewards the Company’s executive officers for Company performance over a period of more than one fiscal year. Since fiscal 2004, the long-term incentive plan has consisted of four components: performance shares and performance unit awards pursuant to the Company’s Long-Term Incentive Plan, stock options, and restricted stock. Historically, the Company used stock options and awards as the key components for the long-term incentive plan, but the Company replaced the stock options with performance units in fiscal 2006. As previously discussed, the Committee believes that long-term incentive compensation performs an essential role in retaining and motivating executive officers and that, by providing them with long-term incentives, their decisions affecting the operation of the business will be aimed at maximizing long-term shareholder value.
Each June, the Committee determines the overall amount of the long-term incentive award for each executive officer, including the CEO and CFO, and makes an annual grant of performance shares and performance units to each executive officer of the Company. These awards are made after the end of the fiscal year when the Committee has had an opportunity to evaluate the Company’s operating results for the prior fiscal year and at the same time that the Company is making all of its compensation decisions for the current fiscal year.
In determining the size of individual long-term incentive awards, as well as the amount of total awards to the executive officers as a group, the Committee considers two factors: the target dollar value of the long-term incentive package and the package’s potential dilutive effect.
In setting the dollar value of the long-term incentive package for each executive officer, the Committee considers survey data on total compensation packages and the value of long-term incentive awards at organizations in the Company’s peer group as compiled and analyzed by the Consultant, as well as share usage and shareholder dilution, before arriving at a final award value.
The Committee initially established the general magnitude of the proposed awards based on the approach for valuing the size of awards described above. As an additional check, the Committee also compared the proposed awards as a percentage of the Company’s outstanding shares against awards made by the organizations in the Company’s peer group as a percentage of their outstanding shares. This comparison produced results that were comparable with the value-based analysis and confirmed the Committee’s belief that the general magnitude of proposed awards was both reasonable and within the range necessary to be competitive.
The Committee, and the Company, have consistently made grants of long-term incentive awards in June of each year and has made such awards without regard to the release of the Company’s financial results for the year or the release of any other material non-public information. On June 7, 2006, in fiscal 2007, the Committee met and approved the long-term incentive award for the executive officers, which consisted of performance shares and performance units. See the table on page 17 for details of performance share and performance unit grants made in fiscal 2007.
Performance Share Awards
Each year, the Committee grants performance share awards to the executive officers to link the achievement of free cash flow performance goals. The Company believes free cash flow performance drives total shareholder returns over an extended period. The performance share awards have a three-year performance period and are paid out in the form of shares of the Company’s common stock upon achievement of pre-determined financial metrics. These awards are intended to provide a strong incentive for achieving specific performance goals over the performance period that advances shareholder value. These awards also encourage executive officer retention, as they are subject to forfeiture if the executive officer’s employment terminates for any reason other than death, disability, or retirement before the end of the performance period.

The specific performance measure for the fiscal 2005 through fiscal 2007 performance period was free cash flow compared to the peer group of companies also used for executive compensation benchmarking purposes. The free cash flow result for the fiscal 2005 through fiscal 2007 performance period was determined to be at target which was the fiftieth percentile of the peer group; therefore, all participants were awarded with the targeted number of shares set at the beginning of the period.
In June 2006, the Committee granted performance share awards that will be payable at the end of fiscal 2009 if the Company achieves, on an overall basis for the three-year period from fiscal 2007 to fiscal 2009, specified objectives based on free cash flow compared to organizations in the Company’s peer group. See table on this page for details.
The amount the Company recognized for financial reporting purposes for fiscal 2007 for the performance share awards granted to the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) during fiscal 2007 are shown in the Summary Compensation Table on page 21. Additional information on these awards, including the potential number of shares of the Company’s common stock payable at threshold, target, and maximum performance levels, are shown in the Grants of Plan-Based Awards Table on page 22.
Performance Units
As described above, performance units were introduced to the Company’s long-term incentive plan in fiscal 2006, replacing the stock option portion of the plan. The Committee believed that performance units were preferable to stock options for the following reasons:
•	They would tie a significant portion of compensation to the longer-term business results;

•	They would provide increased liquidity for executives;

•	They would enable the Company to provide both market-competitive total compensation and dilution levels; and

•	They would provide a vehicle for executive officers to pay the attendant tax liability once the restrictions on the grants expired.
The first potential payment of performance units will occur at the end of fiscal 2008.
Achievement of the performance unit awards is based on the same performance goals and financial parameters as the performance shares (i.e., free cash flow compared to the organizations in the Company’s peer group as calculated at the end of the three-year performance period). Performance share and performance unit awards made in fiscal 2007 to the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) are summarized below:
Fiscal 2007 – Fiscal 2009 Performance share/unit grants

Performance level	Threshold	Target	Maximum
Result level (percentile)	30	50	70

Shares/units awarded vs. target (%)	50%	100%	150%
Position	Performance shares/units
CEO	13,400/13,400	26,800/26,800	40,200/40,200
COO	20,000/20,000	40,000/40,000	60,000/60,000
CFO	7,000/7,000	14,000/14,000	21,000/21,000
SVPs	3,400/3,400	6,800/6,800	10,200/10,200

The amount recognized for financial reporting purposes during fiscal 2007 for the performance unit awards granted to the CEO, the CFO, and the three most highly compensated officers (other than the CEO and CFO) during fiscal 2007 are shown in the Summary Compensation Table on page 21. Additional information on these awards, including the potential number of shares of the Company’s common stock payable at the threshold, target and maximum performance levels, and their full grant date fair values, are shown in the Grants of Plan-Based Awards Table on page 22.
Stock Options and Restricted Stock Awards
Although the Company has not generally granted stock options since fiscal 2005, stock options are a component of the Company’s long-term incentive program. The COO negotiated stock options as part of his employment offer. A stock option rewards an executive officer only if the market value of the Company’s common stock increases above the exercise price of the option and the individual remains employed with the Company for the period required for the option to vest. In addition, stock options link a portion of the executive officer’s compensation to the interests of the Company’s shareholders by providing an incentive to maximize shareholder value.
Each stock option permits the executive officer, generally for a period of 10 years, to purchase one share of the Company’s common stock from the Company at the exercise price, which is the closing market price of the Company’s common stock on the date of grant.
The amount the Company recognized for financial reporting purposes during fiscal 2007 for the stock options it granted to the COO during fiscal 2007 is shown in the Summary Compensation Table on page 21. Additional information on these awards, and their full grant date fair value, is shown in the Grants of Plan-Based Awards Table on page 22.
The Company does not generally consider restricted stock awards as a standard part of the long-term incentive plan for the listed executives. However, the COO negotiated a restricted stock award as part of his employment offer in fiscal 2007.
During the restriction periods, the executive officers holding restricted stock awards are entitled to vote the shares and to receive dividends on the shares if and when declared by the Board of Directors, in each case on the same basis as the Company’s shareholders.
The amount the Company recognized for financial reporting purposes during fiscal 2007 for restricted stock awards granted to the COO and CIO during fiscal 2007 is shown in the Summary Compensation Table on page 21. Additional information on these awards and their full grant date fair value is shown in the Grants of Plan-Based Awards Table on page 22.
Defined Benefit Pension Plan
Executive officers participate in the Company’s tax-qualified defined benefit pension plan on the same terms as the rest of the Company’s salaried employees. Because the Internal Revenue Code limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified defined benefit pension plan, the Company established a supplemental defined benefit pension plan for its executive officers to compensate these individuals for the reduction in their pension benefit resulting from this limitation. This supplemental plan is a restoration plan to provide comparable level retirement benefits to those provided to other employees.
At its May 17, 2006 meeting, the Committee accepted a management proposal to terminate both the defined benefit pension plan and the supplemental defined benefit executive retirement plan effective November 1, 2006. The supplemental plan present values are being cashed-out to all active and terminated participants before the end of fiscal 2008. The actuarial present value of the accumulated pension benefits of the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) as of the end of fiscal 2007, as well as other information about the Company’s defined benefit pension plans, are shown in the Pension Benefits Table on page 25.

Employment Agreements and Severance Agreements
Consistent with its compensation philosophy, in general, the Company does not enter into employment agreements and/or severance agreements with its executive officers. As a result, these officers serve at the will of the Board of Directors. The Company has, however, entered into agreements with the COO and CIO relative to their accepting employment with the Company as discussed on page 15 and page 16 under COO and CIO incentives.
This policy enables the Company to remove an executive officer prior to retirement whenever it is in the Company’s best interest, with full discretion to determine a severance package for that individual (excluding vested benefits). When the Company removes an executive officer from his or her position, the Committee exercises its business judgment in approving an appropriate severance and general release arrangement for the individual in light of all relevant circumstances, including, but not limited to, his or her term of employment, past accomplishments, reasons for separation from the Company, and market practices. At the present time, the only exception to this policy is the severance provision contained in the individual employment agreement with Mr. Kirby, the COO. Handleman entered into a severance arrangement with Mr. Kirby pursuant to which Handleman will provide Mr. Kirby with one year’s base salary plus a portion of his target bonus in the amount of $150,000 and will immediately vest Mr. Kirby’s cash bonus based on the closing price of 100,000 shares of Handleman stock on Mr. Kirby’s employment termination date (referred to as phantom stock in the Grants of Plan Based Awards Table on page 22), and will provide one year of COBRA coverage for his family, if Handleman terminates Mr. Kirby’s employment for any other reason than cause during the first two years of his employment.
Change-in-Control
To ensure that the executive officers are focused on protecting shareholder value and to ensure that executive officers are motivated to successfully complete a transaction that involves a change in the ownership or control of the Company, Change-in-Control Agreements are provided that specify severance benefits to the executive officers (including the CEO and CFO). The Committee believes that it is in the best interests of the Company and its shareholders to offer such a plan to its executive officers. The Company competes for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior employees. The potential severance benefit will be paid based on an involuntary termination without cause or a voluntary termination with good reason, following a Change-in-Control of the Company.
The Committee views the Change-in-Control benefit as reasonable and appropriate, and competitive for the executive officers (including the CEO and CFO), who may not be in a position to obtain comparable employment. The Committee determined, based on market information, that the accelerated vesting of all outstanding equity awards upon an involuntary termination without cause, or a voluntary termination with good reason, following a Change-in-Control of the Company, is a customary and reasonable component of an equity incentive program.
The amount of the estimated potential payments and benefits payable to the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO), assuming a Change-in-Control of the Company and a qualifying termination of employment as of the last day of fiscal 2007, are shown in the discussion of Potential Payments Upon a Change-in-Control on page 28.
Other Benefits
The Company maintains medical and dental insurance, accidental death insurance, and disability insurance programs for all of its employees, including the executive officers, as well as customary vacation, leave of absence, and other similar policies. Executive officers are eligible to participate in these programs on the same basis as the rest of the Company’s salaried employees.
Perquisites and Other Personal Benefits
The Company awards other forms of compensation to some of the named executives officers in the form of perquisites or other personal benefits. Each of these individuals receives automobile, executive life insurance, financial counseling, and executive physical benefits. The CEO also has a country club benefit and a supplemental long-term disability benefit. The COO and CIO received relocation expense reimbursements pursuant to the Company’s relocation policy.

Neither the CEO nor the other executive officers receive any additional cash compensation to reimburse them for any income tax liability that may arise and become due and payable as the result of their receipt of these items. Nor does the Company pay any additional cash compensation to the executive officers to reimburse them for any income taxes that become due and payable in connection with equity awards, including any taxes that become due as the result of the exercise or vesting of such awards.
The aggregate incremental cost to the Company of providing these personal benefits to the CEO, the CFO, and the three most highly-compensated executive officers (other than the CEO and CFO) during fiscal 2007 are shown in the Summary Compensation Table on page 21.
Stock Ownership Guidelines
The executive compensation program includes stock ownership guidelines for the executive officers. The Committee believes that this ownership policy encourages the executive officers to act like owners by encouraging them to acquire and maintain a meaningful stake in the Company and thereby promote the Company’s objective of increasing shareholder value.
The Board of Directors, upon the Committee’s recommendation, adopted stock ownership guidelines for the executive officers in fiscal 1997. The guidelines are designed to balance an individual executive officer’s needs for portfolio diversification with maintaining management stock ownership at levels high enough to assure the Company’s shareholders of management’s commitment to value creation. Under these guidelines, executive officers are expected, over time, to acquire and hold shares of the Company’s common stock equal in value to a multiple of their base salary, depending on their positions. Executive officers have five years to satisfy the guidelines, which are expressed as a specified number of shares. The Company’s stock ownership guidelines for executive officers are as follows:

Position	Ownership Level
Chief Executive Officer	5 times base salary
Chief Operating Officer	2 times base salary
Chief Financial Officer	2 times base salary
Senior Vice Presidents	2 times base salary
The Committee reviews the guidelines periodically and monitors the executive officers’ progress toward meeting their target ownerships levels. Shares held directly by the executive officer count toward satisfying the guidelines.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed Compensation Discussion and Analysis, and, on the basis of that review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Handleman Company’s fiscal 2007 annual report on Form 10-K and in this proxy statement.
By the members of the Compensation Committee of the Board of Directors of Handleman Company:
James B. Nicholson, Chairman
Elizabeth A. Chappell
Lloyd E. Reuss
Thomas S. Wilson

Summary Compensation Table for the Fiscal Year Ended April 28, 2007

						Non-Equity
						Incentive Plan	Change in	All Other
				Stock	Option	Compensation	Pension	Compensation
	Fiscal	Salary (1)	Bonus (2)	Awards (3)	Awards (4)	(5)	Value (6)	(7)	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Stephen Strome Chairman and CEO	2007	713,269	—	508,954	79,949	—	609,580	58,798	1,970,550
Robert E. Kirby President and COO	2007	285,577	400,000	393,718	40,925	—	—	43,834	1,164,054
Thomas C. Braum, Jr. Executive Vice President and CFO	2007	329,230	—	199,587	19,977	—	136,091	19,820	704,705
Khaled Haram Senior Vice President and CIO	2007	250,000	125,000	112,994	—	—	—	419,636	907,630
Mark Albrecht Senior Vice President, Human Resources	2007	217,644	—	128,020	28,830	22,000	31,204	21,456	449,154

(1)	Reflects salary earned in fiscal 2007. The base salary for each of the named officer is as follows: Stephen Strome, $720,000; Robert E. Kirby, $550,000; Thomas C. Braum, $340,000; Khaled Haram, $250,000; Mark Albrecht, $220,000.

(2)	The amount reported for Mr. Kirby includes a cash sign-on bonus of $100,000 paid in fiscal 2007 plus a guaranteed bonus of $300,000 paid in July 2007. The amount reported for Khaled Haram includes a sign-on bonus of $50,000 paid in fiscal 2007 plus a guaranteed bonus of $75,000 paid in July 2007.

(3)	Includes full grant date fair value of all stock-based awards (including performance shares, restricted stock and phantom stock). Grant date fair value is computed under FAS 123(R), applying same valuation model and assumptions as used for financial reporting purposes. Assumptions are disclosed in Handleman Company’s Form 10K in footnote 10 on page 56 under Stock Based Compensation.

(4)	The amounts reported for Messrs. Strome, Braum and Albrecht are based on option grants made in June 2003 and June 2004. The amount reported for Mr. Kirby is based on an option grant made in October 2006. The cost of the stock option grants is based on the grant date fair value determined under the provisions of Financial Accounting Standards Board Statement of Financial accounting Standards No. 123, Share Based Payment (FAS 123R). The grant-date fair value of the option is calculated using the Black-Scholes model. The June 2003 options have an exercise price of $16.93 and a grant-date fair value of $6.81. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were; an expected life of 5 years, a volatility rate of 41.51%, a risk-free interest rate of 2.34 percent, and a dividend yield of zero percent. The June 2004 options have an exercise price of $22.46 and a grant-date fair value of $8.14. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were; an expected life of 5 years, a volatility rate of 39.47%, a risk-free interest rate of 3.96 percent, and a dividend yield of 1.25 percent. The October 2006 options have an exercise price of $8.33 and a grant-date fair value of $2.39. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were; an expected life of 6 years, a volatility rate of 36.25%, a risk-free interest rate of 4.79 percent, and a dividend yield of 3.84 percent.

(5)	The value in this column reflects awards earned in fiscal year 2007 through the management incentive plan and were paid in July 2007.

(6)	Includes annual change in the actuarial present value of accumulated pension and Supplemental Executive Retirement Plan (SERP) benefits in fiscal 2007. The aggregate change in the actuarial present value of the accumulated pension and SERP benefit is determined using the same amounts required to be disclosed under Item 402(h) (the Pension Benefits table) for the covered fiscal year.

(7)	Refer to the All Other Compensation Table on page 26 for detail on other compensation.

Grants of Plan Based Awards During the Fiscal Year Ended April 28, 2007 (in thousands of dollars/shares)

												Grant
									All			Date
									Other			Fair
									Stock	All Other		Value
									Awards:	Option	Exercise	of
			Estimated Future Payouts			Estimated Future			Number	Awards:	or Base	Equity
			Under Non-Equity Incentive			Payouts Under Equity			of	Number of	Price of	Awards
			Plan Awards			Incentive Plan Awards			Shares	Securities	Option	(at
			Thres-			Thres-			of Stock	Underlying	Awards	target)
Name & Principal		Grant	hold	Target	Max	hold	Target	Max	or Units	Options	(7)	(8)
Position	Type of Grant	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Stephen Strome	Annual Incentive (1)		108.0	432.0	1,296.0
Chairman and CEO	Performance Share (2)					13.4	26.8	40.2				183.3
	Performance Unit (3)		91.7	183.3	275.0
Robert E. Kirby	Annual Incentive (1)		82.5	330.0	990.0
President and COO	Performance Share (2)					20.0	40.0	60.0				273.6
	Performance Unit (3)		136.8	273.6	410.4
	Restricted Stock (4)	10/23/06							20.0			166.6
	Phantom Stock (5)	10/23/06							150.0			1,249.5
	Stock Option (6)	10/23/06								100.0	$8.33	239.1
Thomas C. Braum, Jr.	Annual Incentive (1)		42.5	170.0	510.0
EVP and CFO	Performance Share (2)					7.0	14.0	21.0				95.8
	Performance Unit (3)		47.9	95.8	143.6
Khaled Haram	Annual Incentive (1)		25.0	100.0	250.0
SVP and CIO	Performance Share (2)					3.4	6.8	10.2				46.5
	Performance Unit (3)		23.3	46.5	69.8
Mark Albrecht	Annual Incentive (1)		22.0	88.0	220.0
SVP, HR	Performance Share (2)					3.4	6.8	10.2				46.5
	Performance Unit (3)		23.3	46.5	69.8

(1)	The annual incentive is a cash award for performance and is paid in June/July following the performance year. See “Compensation Discussion and Analysis — Annual Incentive Opportunity” for a detailed description of the annual incentive. Actual fiscal 2007 performance year awards are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column (page 21). The plan provides for a minimum (threshold), target, maximum and “max plus” award (refer to the table under “Setting a Target Annual Incentive Opportunity” on page 14). The amounts shown above under maximum (under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”) is the potential “max plus” award.

(2)	The performance share is a stock award for performance and is paid in June/July following the performance year. See “Compensation Discussion and Analysis — Long Term Incentives/Performance Share Awards” for a detailed description of the performance share. The plan provides for a minimum (threshold), target, and maximum award.

(3)	The performance unit is a cash award for performance and is paid in June/July following the performance year. See “Compensation Discussion and Analysis — Long Term Incentives/Performance Units” for a detailed description of the performance unit. The plan provides for a minimum (threshold), target, and maximum award. Each performance unit is equal to the value of one share of Handleman Company stock. The amount shown above for Messrs. Strome, Braum, Haram, and Albrecht is valued based on the closing Handleman Company stock price on July 24, 2006, the date of grant. The amount shown for Mr. Kirby is valued based on the closing Handleman Company stock price on October 23, 2006, the date of his grant.

(4)	Restricted stock grant upon joining Handleman Company. Fifty percent vests on October 23, 2007 and the remaining fifty percent vests on October 23, 2008.

(5)	Phantom stock granted upon Mr. Kirby joining Handleman Company. Each share of phantom stock is equal to the economic equivalent of one share of Handleman Company stock. Mr. Kirby will receive a cash payment equal to the value 100,000 shares of Handleman Company common stock on October 23, 2008 and a cash payment equal to the value of 50,000 shares of Handleman Company common stock on October 23, 2009 only if he remains in the employ of Handleman Company on those dates.

(6)	Stock options granted to Mr. Kirby on date of hire. The stock options vest thirty three and one-third percent per year, with the vesting dates of October 23, 2007, October 23, 2008 and October 23, 2009.

(7)	Mr. Kirby’s stock option exercise price is based on the October 23, 2006 grant date closing price of $8.33 per Handleman Company common share.

(8)	The performance share value is based on the July 24, 2006 grant date closing price of $6.84 per Handleman Company common share. Mr. Kirby’s restricted stock and phantom stock share values are based on the October 23, 2006 grant date closing price of $8.33 per Handleman Company common share. The grant-date fair value of Mr. Kirby’s stock option grant is calculated using the Black-Scholes model. The options have an exercise price of $8.33 and a grant-date fair value of $2.39. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were; an expected life of 6 years, a volatility rate of 36.25%, a risk-free interest rate of 4.78 percent and a dividend yield of 3.84 percent.
Outstanding Equity Awards as of Fiscal Year-End April 28, 2007

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
											Awards:
											Market or
				Equity							Payout
				Incentive							Value of
				Plan				Market			Unearned
				Awards:				Value of	Equity Incentive		Shares,
	Number of		Number of	Number of				Shares or	Plan Awards:		Units, or
	Securities		Securities	Securities			Number of	Units of	Number of		Other
	Underlying		Underlying	Underlying			Shares or Units	Stock that	Unearned Shares,		Rights that
	Unexercised		Unexercised	Unexercised	Option		of Stock that	Have Not	Units, or Other		Have Not
	Options		Options	Unearned	Exercise	Option	Have Not	Vested	Rights that Have		Vested
Name & Principal	Exercisable		Unexercisable	Options	Price	Expiration	Vested	(15)	Not Vested (9)		(15)
Position	(#)		(#)	(#)	($)	Date	(#)	($)	(#)		($)
Stephen Strome	71,100	(1)			15.75	06/12/2011			53,600	(10)	402,536
Chairman and CEO	47,403	(2)			11.83	06/03/2012
	27,200	(3)			16.93	06/09/2013
	27,000	(4)			22.46	06/07/2014
Robert E. Kirby	100,000				8.33	10/23/2016	20,000 (5)	150,200	40,000	(11)	300,400
President and COO							150,000 (6)	1,126,500
Thomas C. Braum,	3,667	(2)			11.83	06/03/2012			24,000	(12)	180,240
Jr. EVP and CFO	4,600	(3)			16.93	06/09/2013
	10,000	(4)			22.46	06/07/2014
Khaled Haram							10,000 (7)	75,100	6,800	(13)	51,068
SVP and CIO							5,000 (8)	37,550
Mark Albrecht	2,667	(3)			16.93	06/09/2013			13,600	(14)	102,136
SVP, HR	7,000	(4)			22.46	06/07/2014

(1)	Stock options were granted June 13, 2001 and vested thirty three and one-third percent per year over the three years after date of grant.

(2)	Stock options were granted June 4, 2002 and vested thirty three and one-third percent per year over the three years after date of grant.

(3)	Stock options were granted June 10, 2003 and vested thirty three and one-third percent per year over the three years after date of grant.

(4)	Stock options were granted June 8, 2004 and vested thirty three and one-third percent per year over the three years after date of grant.

(5)	Restricted stock granted on October 23, 2006. Fifty percent vests on October 23, 2007 and the remaining fifty percent vests on October 23, 2008.

(6)	Phantom stock granted on October 23, 2006. Each share of phantom stock is equal to the economic equivalent of one share of Handleman Company stock. Mr. Kirby will receive a cash payment equal to the value 100,000 shares of Handleman Company common stock on October 23, 2008 and a cash payment equal to the value of 50,000 shares of Handleman Company common stock on October 23, 2009 only if he remains in the employ of Handleman Company on those dates.

(7)	Restricted stock granted on April 10, 2006. Fifty percent vests on June 15, 2007 and the remaining fifty percent vests on June 15, 2008.

(8)	Phantom stock granted on April 10, 2006. Each share of phantom stock is equal to the economic equivalent of one share of Handleman Company stock. Mr. Haram will receive a cash payment equal to the value 2,500 shares of Handleman Company common stock on June 15, 2007 and a cash payment equal to the value of 2,500 shares of Handleman Company common stock on June 15, 2008 only if he remains in the employ of Handleman Company on those dates.

(9)	Number of shares that are subject to performance conditions. Number reported is based on achieving target.

(10)	Includes 26,800 performance shares which vest at the end of the fiscal 2006 through fiscal 2008 performance period and 26,800 shares which vest at the end of the fiscal 2007 through fiscal 2009 performance period if performance goals are met.

(11)	Includes 40,000 performance shares which vest at the end of the fiscal 2007 through fiscal 2009 performance period if performance goals are met.

(12)	Includes 10,000 performance shares which vest at the end of the fiscal 2006 through fiscal 2008 performance period and 14,000 shares which vest at the end of the fiscal 2007 through fiscal 2009 performance period if performance goals are met.

(13)	Includes 6,800 performance shares which vest at the end of the fiscal 2007 through fiscal 2009 performance period if performance goals are met.

(14)	Includes 6,800 performance shares which vest at the end of the fiscal 2006 through fiscal 2008 performance period and 6,800 shares which vest at the end of the fiscal 2007 through fiscal 2009 performance period if performance goals are met.

(15)	Computed market value by multiplying Handleman Company’s common stock closing market price of $7.51 on 4/28/07 by the number of shares of restricted stock, phantom stock and performance shares.
Option Exercises and Stock Vested for the Fiscal Year Ended April 28, 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name & Principal	Exercise	Exercise	Vesting (1)	on Vesting (2)
Position	(#)	($)	(#)	($)
Stephen Strome Chairman and CEO	—	—	88,200	753,228
Robert E. Kirby President and COO	—	—	—	—
Thomas C. Braum, Jr. Executive Vice President and CFO	—	—	22,350	190,869
Khaled Haram Senior Vice President and CIO	—	—	—	—
Mark Albrecht Senior Vice President, Human Resources	—	—	12,900	110,166

(1)	Represents the number of Long-Term Incentive Plan performance shares of Handleman Company common stock earned and paid in fiscal 2007 based on having met the maximum performance goal relating to free cash flow for the fiscal 2004 through fiscal 2006 performance period.

(2)	The value realized was based on the closing stock price of Handleman Company common stock on April, 28, 2006 of $8.54 per share.
Pension Benefits for the Fiscal Year Ended April 28, 2007

			Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service (3)	Benefit (4)	Last Fiscal Year
Name & Principal Position	Plan Name	(#)	($)	($)
Stephen Strome	Pension Plan (1)		992,516
Chairman and CEO	SERP Plan (2)	29	3,416,201	—
Robert E. Kirby President and COO	—	—	—	—
Thomas C. Braum, Jr.	Pension Plan (1)		284,277
Executive Vice President and CFO	SERP Plan (2)	22	349,042	—
Khaled Haram Senior Vice President and CIO	—	—	—	—
Mark Albrecht	Pension Plan (1)		79,978
Senior Vice President, Human Resources	SERP Plan (2)	8	56,575	—

(1)	As of November 1, 2006, the amounts accrued in the Pension Plan were frozen for all participants. The pension plan (the “plan”) covered all employees of the Company who had reached the age of 21 and completed one year of service. The plan provided pension benefits, death benefits, and disability benefits for covered employees. For the fiscal year ended April 28, 2007, employees with five or more years of service were entitled to monthly pension benefits beginning at normal retirement age (65). The computation of benefits under the plan is based upon a formula which takes into consideration retirement age, years of service up to 30 years, average annual compensation during the highest five consecutive year period within the 10 years preceding retirement, and the average of the taxable wage base for Social Security purposes over the employee’s career. The plan permits early retirement at ages 55-64 for employees with 10 or more years of service. A death benefit equal to a portion of the employee’s accrued benefit is paid to the employee’s spouse if the employee dies after becoming vested under the plan. An employee with 10 or more years of service whose employment with the Company terminates prior to his or her normal retirement date due to his or her permanent and total disability is entitled to receive a disability retirement benefit. The compensation covered by the plan includes all earnings from the Company as reported on the employee’s W-2 form, for base pay plus overtime and bonus payments only, plus salary deferrals under the Company’s 401(k) Salary Deferral Plan and certain other tax-favored Company benefit plans, up to a maximum of $220,000 for calendar year 2006.

(2)	As of November 1, 2006, the amounts accrued in the Supplemental Executive Retirement Plan (the “SERP”) were frozen for all participants. The SERP covered a select group of management employees of the Company. The SERP provided supplemental retirement income, and death and disability benefits. Covered employees with five or more years of service were entitled to monthly retirement income beginning at normal retirement age (65). The SERP permits early retirement at ages 55-64 for employees with 10 or more years of service. The computation of benefits under the SERP is based upon a formula that takes into consideration retirement age, years of service up to a maximum of 30 years, and average annual compensation during the highest five consecutive years within the 10 years preceding retirement. A death benefit equal to a portion of the employee’s accrued benefit is paid to the employee’s spouse if the employee dies after becoming vested under the SERP. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her total and permanent disability is entitled to receive a disability retirement benefit. The compensation covered by the SERP includes all earnings from the Company as reported on the employee’s W-2 form, for base pay, overtime, and bonus payments, plus salary deferrals. No maximum applies to compensation covered under the SERP.

3)	Number of years of credited service is computed as of the same pension plan measurement date used for financial reporting purposes with respect to the company’s audited financial statements for last completed fiscal year.

4)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement data used for financial reporting purposes (under FAS 87) with respect to the company’s audited financial statements for last completed fiscal year, using the plan’s normal retirement age. Amounts are based on current compensation. Assumptions are disclosed in Handleman Company’s Form 10K in footnote nine on page 52 under Pension Plan.
All Other Compensation for the Fiscal Year Ended April 28, 2007

						Company
	Perquisites				Payments/	Contributions	Dividends/
	& Other			Discounted	Accruals on	to Defined	Earnings on	Insurance
	Personal		Tax	Securities	Termination	Contribution	Stock/Option	Premiums
	Benefits		Reimbursements	Purchases	Plans	Plans (6)	Awards	(7)	Other (8)
Name & Principal Position	($)		($)	($)	($)	($)	($)	($)	($)
Stephen Strome Chairman and CEO	36,751	(1)	—	—	—	12,973	—	9,074	—
Robert E. Kirby President and COO	7,300	(2)	—	—	—	10,769	—	669	25,096
Thomas C. Braum, Jr. EVP and CFO	9,990	(3)	—	—	—	8,588	—	1,242	—
Khaled Haram SVP and CIO	5,563	(4)	—	—	—	8,971	—	420	404,682
Mark Albrecht SVP, Human Resources	15,343	(5)	—	—	—	5,483	—	630	—

(1)	Includes company car, financial consulting, club dues and annual physical benefits of $15,120, $6,366, $14,000, and $1,265, respectively.

(2)	Includes company car and financial consulting benefits of $4,868 and $2,432, respectively.

(3)	Includes company car benefits of $9,990.

(4)	Includes company car and annual physical benefits of $3,738 and $1,825, respectively.

(5)	Includes company car, financial consulting and annual physical benefits of $8,750, $5,093, and $1,500, respectively.

(6)	Represents the amounts contributed to the named Executive Officers’ 401(k) Salary Deferral Plan accounts for the Company matching of employee contributions.

(7)	Represents the amounts paid on behalf of the named Executive Officers for certain life and long term disability insurance benefits.

(8)	Includes payments to or on behalf of Messrs. Kirby and Haram for moving and housing costs. The amount reported for Mr. Haram also includes a sales assistance loss of $354,000.

Board Compensation
Officers of the Company who are Directors do not receive additional compensation for services as a Director. During fiscal 2007, non-employee Directors received an annual cash retainer of $25,000 payable in four quarterly installments of $6,250.
During fiscal 2007, each Director received meeting fees of $1,500 for each Board of Directors meeting attended. In addition, each member on a Committee was paid at the rate of $1,500 for each Committee meeting attended, with the exception of the Audit Committee Chairman who received Audit Committee meeting fees of $2,500 for each meeting attended and the Compensation Committee Chairman who received Compensation Committee meeting fees of $2,000 for each meeting attended. Non-committee member Directors who are requested in advance to participate in any Committee meeting are also paid the committee meeting fee. In addition, the Chief Executive Officer has the discretion to approve payments up to $500 to independent Directors for incremental services. During fiscal 2007, each Committee Chairman received an annual fee of $3,500. Directors are reimbursed for travel and other expenses related to attendance at Board and Committee meetings. In addition, during fiscal year 2007 the Presiding Director received an annual fee of $6,000.
The 2004 Stock Plan allows restricted stock grants to non-employee Directors. In September 2006, each non-employee Director received a 2,000 share grant of restricted Handleman Company stock. These shares vest in equal increments over three years. In addition, non-employee Directors receive a one-time stock grant of 500 shares when first joining the Board. This grant vests 100% three years from the date the Director first joins the Board.
Under resolutions of the Board of Directors presently in effect, if certain Corporate, Division or Subsidiary Officers should die while serving in such capacity, the Company will pay to the surviving spouse, or if there is no surviving spouse then to the decedent’s estate, the equivalent of one year’s salary (excluding bonuses) based upon the amount being received by the decedent at the time of his or her death, in 24 equal monthly installments commencing one month after death. In the event a Director should die while serving the Company in such position, the Company shall pay to the deceased’s surviving spouse, or if there is no surviving spouse to the deceased’s estate, the equivalent of one year’s cash retainer plus any accrued but unpaid board and committee meeting fees that the deceased was entitled to receive for such services from the Company at the time of his or her death, such amount to be paid in a lump sum one month from the date of death. In addition, the deceased Director’s outstanding restricted stock grants shall immediately vest.
The following table provides information on Handleman Company’s director compensation for non-employee directors is fiscal 2007.
Director compensation during the Fiscal Year Ended April 28, 2007

	Fees Earned or Paid	Stock	Option
	in Cash (1)	Awards (4)	Awards (6)	Total
Name	($)	($)	($)	($)
Elizabeth A. Chappell	56,500	23,157	1,742	81,399
Eugene A. Miller (2), (3)	67,000	23,157	1,742	91,899
P. Daniel Miller (5)	39,000	19,938	—	58,938
James B. Nicholson (2)	56,000	23,157	1,742	80,899
Irvin D. Reid	51,000	23,157	1,742	75,899
Lloyd E. Reuss (2), (3)	60,000	23,157	1,742	84,899
Ralph J. Szygenda	48,000	23,157	1,742	72,899
Thomas S. Wilson (5)	44,500	27,696	—	72,196

Total	$422,000	$186,576	$10,452	$619,028

(1)	Includes all fees paid in cash during the fiscal year ended April 28, 2007, including annual retainer fees, committee and chairman fees, and meeting fees.

(2)	Amount includes the additional retainer for serving as a Board Committee Chairperson paid to Messrs. Eugene A. Miller, James B. Nicholson and Lloyd E. Reuss, each of whom served as a Committee Chairperson during fiscal 2007.

(3)	Amount includes the additional retainer paid to Messrs. Eugene A. Miller and Lloyd E. Reuss during fiscal 2007 for serving as Presiding Director.

(4)	Amounts include the aggregate fair value of shares of restricted stock granted in fiscal 2005 through fiscal 2007 recognized as compensation costs for financial reporting purposes for the fiscal year ended April 28, 2007. The grant date fair value for each share for the fiscal 2005 and fiscal 2006 grants of $21.40 and $14.54, respectively, were based on the average of the high and low price of Handleman Company stock on the date of grant. The grant date fair value for each share for the fiscal 2007 grant of $7.00 is based on the closing price of Handleman Company stock on the date of grant. At April 28, 2007 Ms. Elizabeth A. Chappell and Messrs. Eugene A. Miller, James B. Nicholson, Irvin D. Reid, Lloyd E. Reuss, Ralph J. Szygenda, and Thomas S. Wilson each held 4,001 restricted shares and Mr. P. Daniel Miller held 3,334 restricted shares.

(5)	Stock award amounts include the aggregate fair value of one time 500 share grants to Thomas S. Wilson in fiscal 2005 and P. Daniel Miller in fiscal 2006, recognized as compensation costs for financial reporting purposes for the fiscal year ended April 28, 2007. The grant date fair value for each share for Mr. Wilson’s fiscal 2005 grant and Mr. Miller’s fiscal 2006 grant of $21.97 and $14.54, respectively, were based on the average of the high and low price of Handleman Company stock on the date of grant.

(6)	The 2001 Stock Option and Incentive Plan allows stock option grants to non-employee Directors. In September 2003, options for 2,500 shares were awarded to non-employee Directors with three-year vesting. In September 2004, the annual non-employee Director stock option grant of 2,500 shares was replaced with the 2,000 share grant of restricted Handleman Company stock. The cost of the September 2003 stock option grant is based on the grant date fair value determined under the provisions of Financial Accounting Standards Board Statement of Financial accounting Standards No. 123, Share Based Payment (FAS 123R). The grant-date fair value of the option is calculated using the Black-Scholes model. The options have an exercise price of $15.54 and a grant-date fair value of $6.27. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were; an expected life of 5 years, a volatility rate of 41.72%, a risk-free interest rate of 2.77 percent and a dividend yield of zero percent. Ms. Elizabeth A. Chappell, and Messrs. Eugene A. Miller, James B. Nicholson, Irvin D. Reid, Lloyd E. Reuss and Mr. Ralph J. Szygenda hold 11,500; 5,000; 10,000; 2,501; 8,168, and 2,500 shares, respectively, which they have the right to acquire within 60 days of July 9, 2007 (the Annual Shareholders’ Meeting record date) pursuant to the Company’s stock option plans (assuming, in certain instances that the stock price reaches certain levels).
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL
The Company has entered into Change in Control Agreements (the “Agreements”) with Stephen Strome, Robert E. Kirby, Thomas C. Braum, Jr., Khaled Haram, and Mark Albrecht in the event their employment is terminated as a result of, or in connection with, a change in control (as defined in the Agreements). The Agreements expire December 31, 2007 and are automatically renewed to December 31 of each subsequent year unless and until the Company or the named Executive Officer sends a written notice of termination to the other party by September 1st.
In the event of termination of employment or other specified changes in the employment relationship beginning 90 days before and ending two years after a change in control, the Agreements generally provide for payments of accrued salary and a prorata bonus for the Company’s current fiscal year in an amount equal to (1) the average of the annual bonus accrued on behalf of the executive during the Company’s three full fiscal years prior to the change in control, multiplied by (2) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date and the denominator of which is 365; and a severance payment equal to the sum of base salary and the average of the annual bonus accrued during the three fiscal years prior to the termination date times 2.99 for Messrs Strome, Kirby, and Braum and accrued salary and bonus not paid, plus a severance payment equal to the sum of base salary and the average of the annual bonus accrued during the three fiscal years prior to the termination date times one for Messrs. Haram and Albrecht. The Agreements also entitle Messrs. Strome, Kirby, and Braum, to continue participation in the Company’s life and health insurance benefits for three years following the termination date. Messrs. Haram and Albrecht’s Agreements entitle them to continue participation in the Company’s life and health insurance benefits for one year following the termination date.
Based on current salaries and prior bonuses, if Messrs. Strome, Kirby, Braum, Haram or Albrecht had terminated their employment as of April 28, 2007 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $2,438,285; $1,943,500; $1,174,820; $275,000 and $259,590, respectively. The cost of life and health insurance benefits following the termination date for Messrs. Strome, Kirby, Braum, Haram or Albrecht would be $47,200; $41,000; $41,000; $13,250 and $13,200, respectively.

In addition, all restrictions on any outstanding incentive awards (including restricted stock and rights to performance shares and performance units) granted to Messrs. Strome, Kirby, Braum, Haram and Albrecht under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested and all stock options and stock appreciation rights granted to Messrs. Strome, Kirby, Braum, Haram and Albrecht under any incentive plan or arrangement will become 100% vested and immediately exercisable.
AUDIT COMMITTEE REPORT
The Audit Committee of the Handleman Company Board of Directors is composed of four independent directors. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix C to this proxy statement.
As set forth in the Audit Committee Charter, the Committee is appointed by the Board of Directors to, among other duties and responsibilities, provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company’s financial statements; the adequacy and effectiveness of the Company’s financially-related legal, regulatory, and ethical compliance programs; and any other areas specified by the Board of Directors of potential significant financial risk to the Company. The Committee is also responsible for hiring, retaining and terminating the Company’s independent registered public accounting firm. The Committee reports its activities to the Board of Directors on a regular basis.
Management has responsibility for the Company’s financial statements and financial reporting processes, including the systems of internal accounting and financial controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.
The Committee reviews the Company’s financial statements and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has met and held discussions with management, the internal auditors, and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended April 28, 2007, with management and the independent registered public accounting firm.
The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has discussed with the independent registered public accounting firm their independence from the Company and its management, including the letter regarding its independence provided to the Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
The Committee also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviewed and discussed with the independent registered public accounting firm the fees paid to the independent registered public accounting firm.
The Company’s Chief Executive Officer and Chief Financial Officer also reviewed with the Committee the certifications that each such officer will file with the Securities and Exchange Commission (SEC) pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued by the SEC pursuant thereto. Management also reviewed with the Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
By the members of the Audit Committee of the Board of Directors of Handleman Company:
Eugene A. Miller, Chairman
Elizabeth A. Chappell
Irvin D. Reid
Ralph J. Szygenda

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below reflects the number of shares beneficially owned by (1) each Director and Director Nominee of the Company; (2) each Executive Officer of the Company named in the Summary Compensation Table; (3) all Directors, Director Nominees and Executive Officers as a group; and (4) each person or group owning more than five percent of the outstanding shares of Handleman Company Common Stock. Unless otherwise noted, the information is stated as of July 9, 2007 and the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Shares Owned		Percent of Class

Stephen Strome	459,455	(a)	2.2%
Robert E. Kirby	21,646	(a)	*
Thomas C. Braum, Jr.	73,975	(a)	*
Khaled Haram	8,802	(a)	*
Mark J. Albrecht	33,794	(a)	*
Elizabeth A. Chappell	27,049	(b)	*
Eugene A. Miller	23,452	(b)	*
P. Daniel Miller	4,500		*
James B. Nicholson	25,214	(b)	*
Irvin D. Reid	13,452	(b)	*
Lloyd E. Reuss	24,482	(b)	*
Adam D. Sexton	—
Ralph J. Szygenda	9,972	(b)	*
Thomas S. Wilson	6,500		*
All Directors, Director Nominees and Executive Officers as a Group (16 persons)	785,277	(c)	3.8%
Third Avenue Management LLC	3,163,062	(d)	15.5%
Century Management	1,878,054	(d)	9.2%
Franklin Advisory Services, LLC	1,820,000	(d)	8.9%
Dimensional Fund Advisors, Inc.	1,713,648	(d)	8.4%
Aegis Financial	1,423,100	(d)	7.0%
Donald Smith & Co., Inc.	1,360,800	(d)	6.7%
LSV Asset Management	1,170,582	(d)	5.7%

*	Less than 1 % of the Company’s outstanding shares of Common Stock.

(a)	The number shown above as beneficially owned by Messrs. Stephen Strome, Thomas C. Braum, Jr., and Mark J. Albrecht includes 172,703; 18,267; and 9,667 shares, respectively, which they have the right to acquire within 60 days of July 9, 2007 pursuant to the Company’s stock option plans (assuming, in certain instances, that the stock price reaches certain levels) and 2,680; 1,646; 2,343; 320 and 2,765 shares, respectively, which have been credited to each of Messrs. Stephen Strome, Robert E. Kirby, Thomas C. Braum, Jr., Khaled Haram and Mark J. Albrecht under the Company’s 401(k) Plan.

(b)	The number shown above as beneficially owned by Ms. Elizabeth A. Chappell, Mr. Eugene A. Miller, Mr. James B. Nicholson, Dr. Irvin D. Reid, Mr. Lloyd E. Reuss and Mr. Ralph J. Szygenda includes 11,500; 5,000; 10,000; 2,501; 8,168, and 2,500 shares, respectively, which they have the right to acquire within 60 days of July 9, 2007 pursuant to the Company’s stock option plans (assuming, in certain instances that the stock price reaches certain levels).

(c)	All Directors, Director nominees, and Executive Officers as a group (16 persons) beneficially owned 785,277 shares (3.8%) of the Company’s outstanding Common Stock as of July 9, 2007, including shares that they have the right to acquire within 60 days of that date pursuant to the Company’s stock option plans and shares that have been credited to them under the Company’s 401(k) Plan.

(d)	Based on information filed with the Securities and Exchange Commission, (1) Third Avenue Management LLC, 622 Third Avenue, 32nd Floor, New York, New York 10017-6715, owns 3,163,062 shares (15.5%) of the Company’s outstanding Common Stock, (2) Century Management 805 Las Cimas Parkway, Suite 430, Austin, TX 78746-6860, owns 1,878,054 shares (9.2%) of the Company’s outstanding Common Stock, (3) Franklin Advisory Services, LLC, One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024-2938, owns 1,820,000 shares (8.9%) of the Company’s outstanding Common Stock, (4) Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401-1005, owns 1,713,648 shares (8.4%) of the Company’s outstanding Common Stock, (5) Aegis Financial Corporation,1100 North Glebe Road, Suite 1040, Arlington, VA 22201-5793, owns 1,423,100 shares (7.0%) of the Company’s outstanding Common Stock, (6) Donald Smith & Co., Inc., 152 West 57th Street, 22 Floor, New York, NY 10019-3310, owns 1,360,800 shares (6.7%) of the Company’s outstanding Common Stock, and (7) LSV Asset Management, 1 North Wacker Drive, Suite 4000, Chicago, Illinois 60606-2828, owns 1,170,582 shares (5.7%) of the Company’s outstanding Common Stock. Management does not know of any other person who, as of July 9, 2007, beneficially owned more than 5% of the Company’s Common Stock.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP served as the independent registered public accounting firm for the Company and has reported on the Company’s consolidated financial statements for the fiscal years ended April 28, 2007 and April 29, 2006. For fiscal years 2007 and 2006, the Company’s independent registered public accounting firm was appointed by the Audit Committee. The Board of Directors concurred with that selection in an advisory capacity.
The Sarbanes-Oxley Act requires that each corporation’s audit committee be directly responsible for appointing the independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2008. The Board of Directors has concurred in an advisory capacity with that selection.
As a matter of good corporate governance, the Audit Committee has elected to submit its selection of the independent registered public accounting firm to the shareholders for ratification.
In the event the shareholders do not ratify this appointment, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP, but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to the shareholders.
Even if the appointment is ratified by the shareholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
The Audit Committee considers PricewaterhouseCoopers LLP well qualified, with offices or affiliates in or near the Company’s locations in the U.S. and other countries where the Company operates.
The lead and concurring partners of PricewaterhouseCoopers LLP assigned to audit the Company rotate off the engagement after five years, and may not recur on the engagement for five years.
Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be provided the opportunity to make a statement at the meeting if they desire, and will also be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 3, 2008.
Independent Registered Public Accounting Firm Fees:
The following table presents fees for professional audit services performed by PricewaterhouseCoopers LLP for the audit of the Company’s annual consolidated financial statements for fiscal years 2007 and 2006 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal years 2007 and 2006 and for tax and all other services performed in fiscal years 2007 and 2006:

	Fiscal Year Ended	Fiscal Year Ended
	April 28, 2007	April 29, 2006
Audit Fees (1)	$1,831,029	$1,250,850
Audit-Related Fees (2)	113,982	298,012
Tax Fees (3)	127,570	91,070
All Other Fees	15,965	2,500

Total	$2,088,546	$1,642,432

(1)	Includes recurring audit of consolidated financial statements including statutory audits in accordance with the standards of the Public Company Accounting Oversight Board (United States); services related to SEC registration statements and financial reporting; and fees related to Sarbanes-Oxley Section 404.

(2)	Audit services related to benefit/pension plans, assistance in financial due diligence related to mergers and acquisitions, review of impact of new accounting pronouncements and review of accounting impact of businesses sold.

(3)	Includes tax return review and tax planning services.

(4)	Workforce diagnostic tool subscription fee and services related to the new credit agreement.
The Audit Committee’s current practice on approval of services performed by the independent registered public accounting firm is to pre-approve all audit services and permissible non-audit services to be provided, providing the opportunity to assess the impact of the service on the auditor’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chairman. Pre-approvals granted by the Audit Committee Chairman are reported to the full Audit Committee at its next regularly scheduled meeting.
In fiscal 2007 all non-audit services were pre-approved by the Audit Committee.
The Audit Committee determined that the non-audit services provided (and the fees billed for such services) by PricewaterhouseCoopers LLP during fiscal 2007 and 2006 were compatible with maintaining their independence.
III. OTHER MATTERS
Other Proposals:
Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.
Shareholder Proposals for the 2008 Annual Meeting:
A shareholder proposal that is intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by April 4, 2008.
By Order of the Board of Directors,

Stephen Strome
Chairman and Chief Executive Officer
Dated: August 3, 2007
PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.
Promptly returning your proxy will help to reduce the cost of this solicitation.

Appendix A
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Below are commonly asked questions relating to the purpose of a Proxy Statement and specific questions relating to Handleman Company’s Annual Shareholders’ Meeting. We hope the answers that follow provide you with the information you need to vote your shares.

Number
What is a proxy?	1
What is a Proxy Statement?	2
Who can vote?	3
What is the quorum requirement of the Annual Meeting?	4
What am I voting on?	5
What are the voting recommendations of the Board?	6
What if other matters are presented for determination at the Annual Meeting?	7
What vote is required to elect the Directors?	8
What shares are covered by my proxy card?	9
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	10
How do I vote?	11
What is the effect of not voting?	12
What can I do if I change my mind after I vote my shares?	13
How do participants in the Handleman Company 401(k) Plan vote their shares?	14
How do shareholders of record vote their shares if they are also participants in the Handleman Company 401(k) Plan?	15
What does it mean if I get more than one proxy card?	16
Will there be a management presentation at the Annual Meeting?	17
Who can attend the Annual Meeting?	18
What do I need to attend the Annual Meeting?	19
Can I bring a guest?	20
Who will count the vote?	21
How much did this proxy solicitation cost?	22
How do I recommend someone to be a candidate for election as a Director at the 2008 Annual Meeting?	23
When are shareholder proposals due for the 2008 Annual Meeting?	24
Where can I find a copy of the Audit Committee Charter, Corporate Governance and Nominating Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics for Handleman Company?	25
Can I access the Proxy Statement and 2007 annual report on the Internet instead of receiving paper copies?	26
How do I obtain more information about Handleman Company?	27

1. Q:	What is a proxy?
A:	A proxy is another person that you legally designate to vote your shares. If you designate someone as your proxy in a written document that document is also called a proxy or proxy card.
2. Q:	What is a Proxy Statement?
A:	It is a document that SEC regulations require Handleman Company to give to you when we ask you to sign a proxy card to vote your shares at the Annual Meeting. The Proxy Statement summarizes the information you need to know to intelligently vote your shares.
3. Q:	Who can vote?
A:	You can vote at the Annual Meeting if you were a shareholder of record as of the close of business on July 9, 2007. If you own the Company’s Common Stock, then you are entitled to one vote per share.
4. Q:	What is the quorum requirement of the Annual Meeting?
A:	A majority of the outstanding shares on July 9, 2007 constitutes a quorum for voting at the Annual Meeting. If you vote or attend the meeting, your shares will be part of the quorum. On the record date, 20,449,040 shares of Handleman Company’s Common Stock were outstanding.
5. Q:	What am I voting on?
A:	You are voting on the:
(1)	proposal to elect five nominees for Director: Robert E. Kirby and Adam D. Sexton for two-year terms expiring in 2009, and Elizabeth A. Chappell, Ralph J. Szygenda and Thomas S. Wilson for three-year terms expiring in 2010, and

(2)	ratification of the appointment PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
6. Q:	What are the voting recommendations of the Board?
A:	The Board of Directors is soliciting the proxy and recommends a vote “FOR” each of its Nominees for Directors and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

7. Q:	What if other matters are presented for determination at the Annual Meeting?
A:	Other than the proposal to elect five nominees for Director and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Company does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders (Eugene A. Miller, James B. Nicholson and Lloyd E. Reuss) will use their judgment in voting your shares on other matters that may arise at the meeting.
8. Q:	What vote is required to elect the Directors?
A:	The five individuals who receive the most votes, even if not a majority, will be elected.
9. Q:	What shares are covered by my proxy card?
A:	The shares covered by your proxy card represent shares of Handleman Company stock that you own either as a:
•	shareholder of record; or

•	participant in the Handleman stock fund within the Company’s 401(k) Plan; or

•	beneficial owner of shares held in street name.
10. Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with Handleman Company’s transfer agent, BNY Mellon Shareholder Services, you are considered the “shareholder of record.” The Proxy Statement, 2007 annual report and proxy card have been sent directly to you by Handleman Company c/o BNY Mellon Shareholder Services.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement and 2007 annual report have been forwarded to you by your broker, bank or nominee, which is considered the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

11. Q:	How do I vote?
A:	You may vote using any of the following methods:
•	proxy card or voting instruction card. Be sure to sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote “FOR” the election of Directors and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; or

•	by telephone or the Internet. The telephone and Internet voting procedures established by Handleman Company for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting process of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive; or

•	in person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.
12. Q:	What is the effect of not voting?
A:	It will depend on how your share ownership is registered. If you own shares as a shareholder of record and do not return a signed proxy card, your shares will not count toward the quorum and will not be voted.

If you are a beneficial owner and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.

Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on “routine matters.” Regarding “non-routine matters,” your broker may not be able to vote your shares in its discretion. The election of Directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers are permitted to vote on behalf of their clients if no voting instructions are furnished.

13. Q:	What can I do if I change my mind after I vote my shares?
A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by one of the following actions:
•	send written notice of revocation to the Office of the Corporate Secretary, Handleman Company, 500 Kirts Boulevard, Troy, MI 48084; or

•	submit a new proxy by telephone, Internet or paper ballot, after the date of the revoked proxy; or

•	attend the Annual Meeting and vote in person.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.
14. Q:	How do participants in the Handleman Company 401(k) Plan vote their shares?
A:	As a participant in the Handleman Company 401(k) Plan, you have the right to direct Fidelity Management Trust Company how to vote the shares of Handleman Company credited to your account.

You have been sent a Proxy Statement, 2007 annual report and proxy card from Handleman Company c/o BNY Mellon Shareholder Services. BNY Mellon Shareholder Services will transmit your voting instructions to Fidelity Management Trust Company who will vote the shares on your behalf.

The shares credited to your account will be voted as directed; if the proxy card is not received by August 31, 2007 the shares credited to your account will not be voted.
15. Q:	How do shareholders of record vote their shares if they are also participants in the Handleman Company 401(k) Plan?
A:	Shareholders of record who also own shares in the Handleman Company 401(k) Plan and maintain the same registration for both accounts will receive one proxy card for their total shares. The Proxy Statement, 2007 annual report and proxy card have been sent directly to you by Handleman Company c/o BNY Mellon Shareholder Services.

For the shares credited to your 401(k) Plan account, BNY Mellon Shareholder Services will transmit your voting instructions to Fidelity Management Trust Company, who will vote the shares on your behalf. The shares will be voted as directed; if your proxy card is not received by August 31, 2007, the shares credited to your 401(k) Plan account will not be voted.

16. Q:	What does it mean if I get more than one proxy card?
A:	It means your shares are in more than one account. You should vote the shares on all your proxy cards. If you are shareholder of record we encourage you to have all your shares registered in the same name and address.

To register all your shares in the same name or if you have other questions about your stock holdings please contact BNY Mellon Shareholder Services by telephone by calling:

U.S. Shareholders:	(800) 851-1713

TDD for U.S. Hearing Impaired Shareholders:	(800) 231-5469

Foreign Shareholders:	(201) 680-6578

TDD for Foreign Hearing Impaired Shareholders:	(201) 680-6610
If you wish to communicate with BNY Mellon Shareholder Services by e-mail you can do so by contacting them at shrrelations@melloninvestor.com. Shareholders can view their certificate history or make address changes on BNY Mellon Shareholder Services website www.melloninvestor.com/ISD
17. Q:	Will there be a management presentation at the Annual Meeting?
A:	Stephen Strome, Chairman and Chief Executive Officer, will report on the performance of the Company during fiscal 2007 and respond to appropriate questions from shareholders.
18. Q:	Who can attend the Annual Meeting?
A:	All shareholders of record as of the close of business on July 9, 2007 can attend. Seating at the Annual Meeting will be on a first arrival basis.
19. Q:	What do I need to attend the Annual Meeting?
A:	To attend the Annual Meeting, please follow these instructions:
•	to enter the Annual Meeting, bring your proof of ownership and identification; or

•	if a broker or other nominee holds your shares, bring proof of your ownership with you to the Annual Meeting.
20. Q:	Can I bring a guest?
A:	Shareholders can bring a guest. Seating availability will be on a first arrival basis.

21. Q:	Who will count the vote?
A:	A representative of BNY Mellon Shareholder Services will tabulate the votes and act as inspector of election at the Annual Meeting.
22. Q:	How much did this proxy solicitation cost?
A:	The Company will solicit proxies by mail and will cover the expense of such solicitation. BNY Mellon Shareholder Services will help us solicit proxies for all brokers and nominees at a cost of $5,000 plus expenses. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial owner.
23. Q:	How do I recommend someone to be a candidate for election as a Director at the 2008 Annual Meeting?
A:	You may recommend any person to be a Director by writing to the Corporate Secretary of the Company. The Company’s By-laws require that shareholders send written notice no later than April 4, 2008, in order to recommend an individual for consideration as a Director at the 2008 Annual Meeting. In accordance with the Company’s By-laws, the notice must set forth (a) as to each person whom the shareholder proposes to nominate for election (1) the name, age, business, address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the corporation that are beneficially owned by such person and (4) such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a Director if elected; and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the corporation’s books, of such shareholder and (2) the class and number of shares of the corporation that are beneficially owned by such shareholder.
24. Q:	When are shareholder proposals due for the 2008 Annual Meeting?
A:	Shareholder proposals must be presented by April 4, 2008 to be included in the Company’s proxy materials for the 2008 Annual Meeting.

25. Q:	Where can I find a copy of the Audit Committee Charter, Corporate Governance and Nominating Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics for Handleman Company?
A:	A copy of the Corporate Governance Guidelines, Audit Committee Charter and Corporate Governance and Nominating Committee Charter are attached as Appendix B, C and D, respectively, to this Proxy Statement.

The Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are also posted on the Company’s web site, www.handleman.com, under Investor Relations/Corporate Governance.

The Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print to any shareholder or interested party who requests them by contacting the Corporate Secretary, Handleman Company, 500 Kirts Blvd., Troy, MI 48084.
26. Q:	Can I access the Proxy Statement and 2007 annual report on the Internet instead of receiving paper copies?
A:	This Proxy Statement and the 2007 annual report are located on Handleman Company’s web site. Shareholders can access future Proxy Statements and annual reports on the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future Proxy Statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise Handleman Company otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and annual report.
27. Q:	How do I obtain more information about Handleman Company?
A:	You may obtain additional information about Handleman Company in one of the following manners:
•	contact the Vice President, Investor Relations, at 1-248-362-4400, Extension 211; or

•	go to the website at www.handleman.com; or

•	write to:
Handleman Company
Attention: Investor Relations
500 Kirts Blvd.
Troy, MI 48084

Appendix B
HANDLEMAN COMPANY
CORPORATE GOVERNANCE GUIDELINES
These Corporate Governance Guidelines, together with the Charters of the Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee, and the Code of Business Conduct and Ethics, provide the framework for the governance of Handleman Company.

The Guidelines, Committee Charters and Code of Business Conduct and Ethics are available on the Company’s website, www.handleman.com.

Handleman Company’s stakeholders’ interests are best served through the perpetuation of a growing, financially sound business enterprise that is committed to sound operating principles and values. The Handleman Company Board of Directors (“Board”) is responsible for determining that the Company is managed in such a way to ensure this result. This must be an active as opposed to passive responsibility. The Board has the responsibility to ensure that management is capably executing its responsibilities, and to regularly monitor the effectiveness of management policies and decisions, including the execution of its strategies.

In addition to fulfilling its obligations for increased shareholder value, the Board has responsibility to Handleman Company’s customers, employees, suppliers and to the communities where it operates — all of whom are essential to a successful business. These responsibilities are best served through the successful perpetuation of the business.

These guidelines and amendments require the Board of Directors’ approval. The Board’s Corporate Governance and Nominating Committee (“Committee”) has been empowered by its charter to review and recommend Handleman’s corporate governance practices and policies, which may include benchmarking Handleman’s corporate governance practice against the best practices of other public companies and making recommendations to the Board to assure the Company’s leadership in this area. In this regard, the Committee reviews guidelines or practices adopted by other leading public companies, surveys and trend information. The Committee will report its findings and recommendations for action by the Board.

1.	Selection of Chairman and CEO; Presiding Director: Currently, the Chairman of the Board (Chairman) is the Chief Executive Officer (CEO) of Handleman Company. If the Board does not designate the Chairman of the Board as the CEO, then the President by virtue of his office is the CEO.

The Board has no policy respecting the need to separate or combine the offices of Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make a determination each time it appoints the CEO.

The Board will designate an independent Director to serve as Presiding Director. Duties and responsibilities of the Presiding Director include:
a.	Presiding over executive sessions of the independent Board members.

b.	Advising the CEO of appropriate feedback from the executive session including any actions to be taken, as well as any issues or concerns raised by the independent Directors.

c.	Advising on the agenda for the Board meetings.

d.	Meeting with senior officers, if deemed appropriate, to discuss the business and issues facing the Company.

e.	Working with the Chairman of the Corporate Governance and Nominating Committee in the selection of the Committee Chairs.

f.	Meeting with shareholders, if appropriate, to discuss their concerns.
The Chairs of the Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee rotate annually in the position of Presiding Director.

2.	Meeting Without CEO: In those instances where the independent Directors meet without the Chairman and CEO, the Presiding Director will chair the meeting.

3.	Number of Committees: The Board has the following committees: Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The Board has the authority to form a new committee or disband a current committee. It is the Board’s policy that only independent Directors serve on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

4.	Assignment and Rotation of Committee Members: The Chairman of the Corporate Governance and Nominating Committee with the assistance of the Presiding Director recommends the appointment of members to the committees, the composition of which is discussed and ratified by the Board, taking into account the desires and suggestions of individual Directors. It is the belief of the Board that committee rotation is a desirable principle, but should not be mandated as a policy because there may be reasons that justify maintaining an individual Director’s committee membership for longer or shorter periods, including the time it takes a Director to gain the substantive knowledge to become an active contributor.

5.	Committee Independence: The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are to be comprised entirely of independent Directors.

6.	Committee Structure: The Audit, Compensation, and Corporate Governance and Nominating Committees will adopt written charters that specify each Committee’s responsibilities and duties.

7.	Frequency and Length of Committee Meetings: The Chair of each committee, in consultation with its members, determines the frequency and length of the meetings of the committee.

8.	Committee Agenda: The Chair of each committee, in consultation with the appropriate Officers, will develop the committee’s agenda. At the beginning of the Board year (from annual shareholders meeting to annual shareholders meeting), each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen); the schedule for each committee will be furnished to all Directors. The Chair of each committee will distribute the agenda for each meeting to all Directors in advance and solicit suggestions for changes or additions.

9.	Selection of Agenda Items for Board Meetings: At the beginning of the Board year, the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The Chairman will also establish the agenda for each Board meeting and distribute it to the Presiding Director in advance and solicit suggestions for changes or additions. Each Board member is free to suggest the inclusion of items on the agenda. The agenda will include reports from each committee that has held a meeting. At least one Board meeting each year will be a Board “retreat,” the principal purpose of which will be a Board review of long-term strategic plans and the principal issues that Handleman Company will face in the future. The Board will have a minimum of six scheduled meetings per Board year and will be on call for additional meetings as needed.

10.	Board Materials: The Chairman will distribute to the Board in writing information and data that are important to the Board’s understanding of the business at least one week before the scheduled Board meeting (where practical). The Chairman will assure that the material submitted by Handleman Company Officers (“Officers”) is concise yet comprehensive, and will make an ongoing effort to solicit suggestions from independent Directors on how to best meet their information needs. The Chairman, and/or the Company Chief Financial Officer will send the Directors interim financial and operational reports monthly.

11.	Retention of Consultants: The Board has full authority to retain such financial, legal, or other consultants, as it deems appropriate. The necessary funds will be made available to pay for such services.

12.	Director Responsibilities: Directors are expected to use their best efforts to attend all Board, and committee meetings on which such Director serves, and the Annual Shareholders’ Meeting. Attendance by phone is acceptable if a Director cannot attend meetings due to travel problems, schedule conflicts or similar causes. Directors must, however, be present for the majority of the meetings in order to achieve a present attendance status and compensation for the meeting.

13.	Regular Attendance of Non-Directors at Board Meetings: The Chairman and CEO will invite the appropriate Officers and Handleman Company employees to attend certain meetings when their presence is expected to significantly enhance the quality of Board decisions. Generally, attendance of non-Directors will take place when their expertise is required or where attendance is encouraged as noted in Item 15 (e.g., at the Board retreat).

14.	Executive Sessions of Independent Directors: The independent Directors will meet in executive session during each scheduled Board meeting. The Presiding Director will preside over the executive session and will report to the Chairman and CEO on the nature of the discussion immediately following the Board meeting. If the Presiding Director is unavailable to preside over an executive session, the Director designated to follow in the rotation as Presiding Director shall serve as Presiding Director for that meeting.

15.	Board Access to Senior Management: The Presiding Director will have complete access to the Company’s Officers and counsel and will communicate issues brought up by management with the other outside Directors. It is assumed that the Presiding Director will use appropriate judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chairman and CEO under normal circumstances. Furthermore, the Board encourages the Chairman and CEO, from time to time, to bring executives into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas or (b) represent executives with future potential that the Chairman and CEO believes should be given exposure to the Board. The Board may retain outside counsel of its choice with respect to any issue relating to its activities. The Chairman and CEO will be advised on each such occasion of the law firm selected and the issues to be addressed by it on behalf of the Board.

16.	Board Compensation Review: Only non-employee Directors receive payment for serving on the Board. The Compensation Committee is responsible for annually evaluating and recommending Director compensation programs, including retainers, fees and stock grants, for discussion and concurrence by the full Board. Given the conflict inherent with Directors setting their own pay levels, these recommendations will be based upon information in relation to other comparable U.S. companies and in consideration of the most current best practices provided by outside consultants and/or director compensation surveys.

17.	Size of the Board: It is the opinion of the Board that the optimal size of the Board under normal circumstances is 6 to 10 members. This size permits both a diversity of skills and views available to contribute to the duties of the Board and its Committees as well as the coordination and participation of all Directors in Board deliberations. However, the Board would be willing to deviate from the optimal size of the Board to either a smaller size reflective of the financial and business status of the company or to a larger size in order to accommodate the availability of an outstanding candidate.

18.	Mix of Inside and Outside Directors: The Board believes that, as a matter of policy, there should be a majority of independent Directors on the Handleman Board.

19.	Definition of Independent Director: The Company has adopted the following definition of an independent Director: one who (a) is not and has not been employed by the Company or its subsidiaries in an executive capacity; (b) is not an advisor or consultant to the Company; (c) is not affiliated with a significant customer or supplier of the Company; (d) does not have a personal services contract or arrangement with the Company; (e) is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and (f) is not a spouse, parent, sibling or child of a Board member or senior executive of the Company. The Board believes that all present outside Directors are independent. Compliance with the definition of independence is reviewed annually by the Corporate Governance and Nominating Committee.

The Board will establish and maintain standards used to determine which directors are independent. These standards shall consider the definition of (i) an “independent director” as defined under the rules of the New York Stock Exchange, as may be amended from time to time (ii) a “Non-Employee Director”, as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934, as amended, and (iii) an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

In addition, in order to be deemed independent of management of the Company, a Board member cannot have engaged in any transaction or have been involved in any business relationship or otherwise that is described or set forth in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

Each independent Director shall notify the Chairman and CEO and the Chairman of the Corporate Governance and Nominating Committee, as soon as practical, of any event, situation or condition that may affect the Board’s evaluation of his or her independence.

20.	Stock Ownership of Outside Directors: The Board requires that each outside Director own Handleman Company stock. The Board’s policy is that each outside Director should, within five years of first election to the Board, own 5,500 shares of Handleman Company stock.

21.	Loans to Directors and Executive Officers: It is the policy of the Company not to make any personal loans to its Directors and Officers.

22.	Former Chief Executive Officer’s Board Membership: The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new CEO and the Board.

23.	Board Membership Criteria: The Corporate Governance and Nominating Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of marketing, finance, regulation and public policy, international background, other time demands (including service on other boards), commitment to Handleman’s shared values, etc. — all in the context of an assessment of the perceived needs of the Company and the Board at that point in time.

In order to optimize Directors’ ability to represent the interest of the Company’s shareholders and other constituencies, the Board has established a guideline whereby individuals nominated to serve as a Director of the Company can serve as a director on a maximum of five other public company boards. Directors should advise the Chairman and CEO and the Chairman of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another company’s Board of Directors.

24.	Identifying New Director Candidates/Extending Invitations to Board: The Board itself should be responsible, in fact as well as procedure, for soliciting input from shareholders or others, for identifying new members and for recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance and Nominating Committee and the Presiding Director with direct input from the Chairman and CEO. The Corporate Governance and Nominating Committee is responsible for evaluating and recommending criteria for Board membership. The invitation to join the Board should be extended by the Chairman and CEO and the Chair of the Corporate Governance and Nominating Committee.

25.	Assessing the Board’s Performance: The Board commits to participate in a process of self-evaluation annually, led by the Corporate Governance and Nominating Committee. This will be discussed annually with the full Board. This assessment should be of the Board’s contribution as a whole and should specifically review areas in which the Corporate Governance and Nominating Committee or the Chairman and CEO believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board. The purpose of the evaluation will be to discover if there are changes to the Board’s structure and operations, which will maximize the value that the Board provides to the Company.

26.	Directors Who Change Their Present Job Responsibility: It is the sense of the Board that individual Directors who change in a substantial way the business responsibility they held when they were elected to the Board, or who develop a conflict as a Director of the Company with the person’s position in, or role with, another entity should inform the Chairman and CEO and the Chair of the Corporate Governance and Nominating Committee of the change. In addition, they must volunteer to resign from the Board. It is not the sense of the Board that the Directors who retire from or change substantially the position they held when they became a Director should necessarily leave the Board. There should, however, be an opportunity of the Board via the Corporate Governance and Nominating Committee to review the continued appropriateness of Board membership under these circumstances.

27.	Director Tenure: The Board comprises three classes of Directors, with approximatly one-third of the Directors assigned to each class. The members of each class are elected for a term of three years. The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, in some cases term limits may disadvantage the Board because it risks losing the contribution of Directors who have been able to develop over a period of time increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to strict term limits, the Directors and Corporate Governance Committee, in conjunction with the Chairman and CEO, reviews each Director’s continuation on the Board at the expiration of his or her term. This also allows each Director the opportunity to confirm his/her desire to continue as a member of the Board and to access whether the Board member is providing meaningful contributions to the Board based on the Handleman Company’s direction and strategy.

28.	Retirement Age: Directors will submit a written resignation to the Board not later than the annual meeting of shareholders that follows their seventy–second birthday. Directors may stand for reelection even though the Board’s retirement policy would prevent them from completing a full three year term. The Corporate Governance and Nominating Committee will review the desirability of continued service by that Director in light of the needs of the Company at that time and make a recommendation to the Board. If continued service is requested, that Director will then annually submit a written resignation to be considered by the Board.

29.	Voting for Directors: In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.

The Corporate Governance and Nominating Committee shall consider the resignation and recommend to the Board whether to accept it. The Board will act on the Committee’ recommendation within 90 days following the shareholder meeting. Board action on the matter will require the approval of a majority of the independent Directors.

The Company will disclose the Board’s decision on a Form 8-K furnished to the Securities and Exchange Commission within four business days after its reaches the decision to reject the Director’s resignation and the reasons why the Board rejected the Directors’ resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s deliberations regarding whether to accept or reject the resignation offer.

If each member of the Corporate Governance and Nominating Committee receives a Majority Withheld Vote at the same election, then the independent Directors who do not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them.

30.	Formal Evaluation of the CEO: At the beginning of each fiscal year, the CEO will set forth in writing to the Chair of the Compensation Committee the CEO’s personal goals for the performance of his duties and responsibilities during such fiscal year. The independent Directors should make this evaluation annually, and it should be communicated to the CEO by the Chair of the Compensation Committee. The evaluation should be based on objective criteria, including comparison of the CEO’s goals for the year against actual results, performance of the business, accomplishment of long-term strategic objectives, management development, and the like. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO.

31.	Succession Planning: There will be an annual report by the CEO to the Board on succession planning. There should also be available, on a continuing basis, the CEO’s recommendations as to a successor should the CEO be unexpectedly disabled.

32.	Management Development: There will be an annual report to the Board by the Chairman and CEO on Handleman’s program for management development. This report should be given to the Board at the same time as the succession planning report.

33.	Board Interaction with Institutional Investors, the Press, Customers, etc.: The Board believes that, in general, it is optimal for the appropriate Officers to speak for the Company and to communicate such feedback to the Board. The Presiding Director and individual outside Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, including investors. It is expected that Board members would do this with the knowledge of the Chairman and CEO and absent unusual circumstances, only at the request of the Chairman and CEO.

Shareholders wishing to communicate with the Presiding Director or with the non-employee Directors as a group may send a letter by regular or express mail addressed to: Secretary, Handleman Company, 500 Kirts Blvd., Troy, MI 48084, Attention: Presiding Director or Non-Employee Directors. All correspondence sent to that address will be delivered to those Directors on a quarterly basis, unless management determines by individual case that it should be sent more promptly. All correspondence to Directors will be acknowledged by the Secretary and may also be forwarded within Handleman Company to the subject matter expert for an investigation.

34.	Adherence to Code of Business Conduct and Ethics: Each Director shall be familiar with and adhere to the Company’s Code of Business Conduct and Ethics. The Directors shall annually acknowledge in writing that the Director has complied with the Code of Business Conduct and Ethics as it applies to the Director. If an actual or potential conflict arises for a Director, the Director shall promptly inform the Presiding Director and Chairman of the Audit Committee. If a significant conflict exists that cannot be resolved, the Director will submit a letter of resignation.

Additionally, a Financial Integrity and Controls Hotline will be maintained for employees to report questionable accounting policies or practices, on an anonymous basis. Management will report all such reports directly to the Audit Committee.

35.	Board Orientation: Each new Director will participate in an orientation program to be acquainted with the business, the financial position, compliance policies, and other policies relevant to Directors. In addition a “Director Information Book” is distributed to each Director that contains information on director compensation, indemnification, meeting schedules, Company SEC filings and corporate by-laws.

36.	Continuing Education for Directors: One of Handleman Company’s core values is continuous learning and improvement. The Company encourages and supports this value throughout all levels of the organization. Board members also believe continuous learning is important to ensure the Boards’ ongoing effectiveness. The Board encourages each Director to participate in at least one continuing education program during each Board term. Annually, management will provide the Board a list of certified continuing education programs available during the calendar year.

37.	Transparency: The Board believes that it is important that the Company’s stakeholders and others are able to review its corporate governance practices. Accordingly, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters will be published on the Company’s website.

Appendix C
AUDIT COMMITTEE CHARTER
OF THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY
This Charter sets forth the duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Handleman Company (the “Company”).
Mission Statement:
The Audit Committee’s mission is to assist the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company’s financial statements; the adequacy and effectiveness of the Company’s financially-related legal, regulatory, and ethical compliance programs; and any other areas specified by the Board of potential significant financial risk to the Company.
Composition:
The Committee is established by the Board and will consist of three or more members, with the exact number being recommended by the Corporate Governance and Nominating Committee. All members must be independent of the management of the Company, and free of any relationship that would interfere with their exercise of independent judgment as a Committee member. Each of the members of the Committee will be (i) an “independent director” as defined under the rules of the New York Stock Exchange, as may be amended from time to time (ii) a “Non-Employee Director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934, as amended, and (iii) an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.
In addition, in order to be deemed independent of management of the Company, unless the Board of Directors determines otherwise, a member of the Committee cannot have engaged in any transaction or have been involved in any business relationship or otherwise that is described or set forth in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.
Each member shall also be financially literate as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after the member’s appointment to the Audit Committee. At least one member must have accounting or related financial management expertise as the Board interprets such qualification in its business judgment.
Committee members may not simultaneously serve on audit committees of more than three public companies without Board determination and disclosure in the annual Proxy Statement that such service would not impair the ability of such member to serve on the Company’s Audit Committee.
The Chairman of the Corporate Governance and Nominating Committee, with the assistance of the Presiding Director and Chairman of the Board, will recommend the annual appointment of the Committee members, as well as the Committee Chair. The Committee membership, including the Chair, will be determined by the entire Board of Directors.
The Committee Chair is responsible for reporting all activities and decisions of the Committee to the Board.
All members of the Committee serve at the discretion of the Board.
In the event a Director becomes disqualified from membership on the Audit Committee, such Director shall be removed as soon as practicable from service on the Audit Committee by the Board. In the event removal, resignation, retirement, death or other termination of a Director from service on the Audit Committee results in the Audit Committee comprising less than three members, the Board shall appoint a new qualified Director to the Audit Committee as soon as practicable.

Principal Functions:
The Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the systems of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.
The Committee shall:
a.	review with management and the independent registered public accounting firm the status of the annual audit prior to releasing the unaudited year-end earnings, as well as the audited financial statements to be included in the Company’s annual report on Form 10-K;

b.	review quarterly unaudited financial statements, including the related earnings press release and any financial information or earnings guidance provided to the analysts or ratings agencies along with the quarterly unaudited financial statements;

c.	review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas of potential significance;

d.	obtain assurance from the independent and internal auditors of the adequacy of the Company’s accounting and financial controls;

e.	review significant legal matters with the Company’s legal counsel;

f.	review management’s monitoring of compliance with the Company’s Code of Business Conduct and Ethics;

g.	establish procedures for the receipt, treatment and retention of complaints regarding accounting, internal accounting controls or auditing matters;

h.	appoint, approve compensation for, and oversee the work of the independent registered public accounting firm annually, including a review of the auditor’s independence, performance and results of periodic audit and non-audit engagements;

i.	review the budget, staffing, activities, performance, and results of examinations of the Internal Audit Department;

j.	prepare a report annually that is in accordance with the applicable rules and regulations of the SEC for inclusion in the Company’s annual Proxy Statement; and

k.	report Committee activities to the Board on a periodic basis.
Duties and Responsibilities:
The principle duties and responsibilities of the Committee in carrying out its oversight responsibilities are set forth below. The duties and responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that the Committee deems necessary or advisable in fulfilling its responsibilities.
A.	Financial Reporting Process and Internal Control:
1.	Review with management and the independent registered public accounting firm the status of the annual audit prior to releasing the unaudited year-end earnings; discuss matters required to be communicated to the Audit Committee in accordance with AICPA Statement on Auditing Standards (SAS) No. 61.

2.	Review with management and the independent registered public accounting firm: the audited financial statements to be included in the Company’s Annual Report on Form 10-K and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” qualitative judgments of the independent registered public accounting firm about the appropriateness, not just the acceptability, of the Company’s accounting principles, and the clarity of the financial statements; assurance from the independent registered public accounting firm that Section 10A of the Securities Exchange Act of 1934 has not been implicated; and major issues regarding auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. After such review and discussions, recommend to the Board of Directors that the audited financial statements be included in the Form 10-K for such year to be filed with the Securities and Exchange Commission.

3.	Review periodically with the independent registered public accounting firm their judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting, including such issues as the reasonableness of significant judgments and the clarity of the Company’s financial disclosures and whether the choices of accounting principles and underlying estimates and other significant decisions made by management in preparing the financial statements are conservative, moderate or aggressive from the perspective of income, asset, revenue and liability recognition and whether those principles, estimates and disclosures are common practices or are minority practices.

4.	Review with management and the independent registered public accounting firm quarterly unaudited financial statements, including the related earnings press release and any financial information or earnings guidance provided to the analysts or ratings agencies; discuss with the independent registered public accounting firm the results of their review performed in accordance with SAS No. 100 for unaudited financial statements. These discussions may be general, and the Committee will determine if it will discuss each earnings report or piece of earnings guidance in advance of its release. In addition, the Committee’s focus may be on the types of information to be disclosed and the type of presentations to be made. The Committee may be represented by the Chair or a subcommittee to review the earnings announcements and other public disclosure documents.

5.	Review disclosures made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q with respect to the financial statements and (a) the adequacy and effectiveness of the Company’s disclosure controls and procedures; (b) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting; (c) any fraud involving management or other employees who have a significant role in the Company’s disclosure controls and procedures and internal controls; and (d) any change in internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

6.	Review audit findings, including any significant issues, audit problems, scope limitations, disagreements with management, and/or suggestions for improvements provided to management by the independent registered public accounting firm and internal auditors, and obtain management’s response to the suggestions from the independent and internal auditors.

7.	Review and discuss with management and the independent registered public accounting firm management’s assessment of the effectiveness of internal control over financial reporting and the basis therefore, as well as the independent registered public accounting firm’s attestation of management’s assessment, and its audit of the Company’s internal control over financial reporting.

8.	Review with management and the independent registered public accounting firm any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; including (i) an analysis of the effect of alternative GAAP methods on the Company’s financial statements; (ii) a description of any transactions as to which management obtained SAS No. 50 letters; (iii) any significant changes in the Company’s selection or application of accounting principles or policies; (iv) any changes to the methods of application; and (v) any major issues as to the adequacy of the Company’s internal controls.

9.	Review with the Company’s legal counsel: (i) any significant legal matters that could have a material impact on the Company’s financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from government agencies; and (iii) reports or evidence of a material violation of securities laws or breaches of fiduciary duty.

10.	Review management’s monitoring of compliance with the Company’s Code of Business Conduct and Ethics.

11.	Review policies and procedures with respect to the CEO’s and certain other officers’ expense accounts, including their use of corporate assets.

12.	Establish procedures for receiving, processing and retaining complaints or employee concerns about accounting, internal accounting controls, and auditing matters and for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters; review with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

13.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

14.	Meet periodically with the independent registered public accounting firm, the director of internal audit and management in separate executive sessions to discuss any matters that the Audit Committee or these persons believe should be discussed privately with the Committee.
B.	Auditing Functions:
1.	Review the independence and performance of the independent registered public accounting firm annually. The independent registered public accounting firm reports directly to the Committee, and the Committee is directly responsible for the appointment, retention, termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee requires rotation of the lead and concurring audit partners in accordance with applicable requirements.

2.	On an annual basis, review and discuss with the independent registered public accounting firm all significant relationships they have with the Company that could impair the auditors’ independence and receive the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board No. 1 and the New York Stock Exchange listing standards.

3.	Approve the engagement letters and the fees to be paid to the independent registered public accounting firm. Pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that these services could have on the independence of such auditors; provided that prohibited non-audit services shall include bookkeeping, information technology design, financial systems design, appraisal or valuation services, actuarial services, internal audit services, management or human resources functions, and legal services or other expert services unrelated to the audit. The Committee may delegate to one or more of its members pre-approval authority of non-audit services in accordance with applicable law and the Charter.

4.	Review the arrangements, scope, staffing, timing, cost, and results of periodic audits and non-audit engagements conducted by the independent registered public accounting firm.

5.	Review with management and the independent registered public accounting firm any management letter provided by the auditors and the Company’s response to that letter.

6.	Receive and review from the independent registered public accounting firm at least annually a report regarding the internal quality control procedures of the independent registered public accounting firm including any material issues raised within the preceding five years by any internal quality review or peer review of the firm, or by any inquiry or investigation by environmental or professional authorities, as well as describing the steps the firm has taken to deal with any reported problems.

7.	Review and approve the annual and quarterly plans for internal audit, including staffing/ appointments, and major projects undertaken by internal audit outside of the plan.

8.	Review the scope, status and results of examinations conducted by the Company’s internal auditors.

9.	Review the budget, program, changes in program, activities, strategies, organizational structure, and qualifications of the Internal Audit Department, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee. Evaluate whether the Internal Audit Department operation and structure permits unrestricted access by internal auditors to records, personnel, and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function with the independent registered public accounting firm and compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing.

10.	Review the appointment, performance and replacement of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

11.	Set clear hiring policies for employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.
C.	Reporting Requirements:
1.	The Audit Committee shall prepare the report required by the Securities and Exchange Committee to be included in the Company’s annual Proxy Statement. The Committee will also disclose in the Annual Report and Proxy Statement the Audit Committee’s pre-approval policies and procedures and fees paid to the independent accountants in accordance with Securities and Exchange Commission regulations.

2.	The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis and any changes thereto shall be submitted to the Board for approval. The Audit Committee shall have the Charter published at least every third year in the Company’s Proxy Statement in accordance with Securities and Exchange Commission regulations.

3.	The Audit Committee shall assess its performance at least annually and report the results to the Board.

4.	On an annual basis or upon changes to the composition of the Audit Committee, the Company must provide the New York Stock Exchange written confirmation regarding the:
a.	determination made by the Board regarding Audit Committee member independence;

b.	financial literacy of Audit Committee members;

c.	determination that at least one Audit Committee member has accounting or financial management expertise including the name of any designated Audit Committee financial expert under Securities and Exchange Commission regulation; and

d.	review and reassessment of the adequacy of this Charter on an annual basis including describing and reporting to the shareholders the Committee’s composition, responsibilities, and how they were discharged, and any other information required by rule, including approval of non-audit services.
D.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board including any duties or responsibilities as set forth in the Corporate Governance Guidelines.

E.	While the Audit Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. These duties and responsibilities rest with management and the independent registered public accounting firm.
The duties and responsibilities set forth above are meant to serve as a guide, with the understanding that the Committee may diverge from the specific duties enumerated as necessary and appropriate given the circumstances.
Committee Authority:
The Committee shall undertake any other action or exercise such other powers, authority and responsibilities as necessary or appropriate to discharge its responsibilities and duties as set forth in this Charter or the Company’s By-laws, or otherwise required by the Listing Rules of the New York Stock Exchange or other applicable laws, rules or regulations, or as shall otherwise be determined by the Board.
In discharging its responsibilities and duties, the Committee is empowered to investigate any matter brought to its attention that it determines to be within the scope of its authority with full access to all books, records, facilities, and personnel of the Company. The Committee has the power to retain outside counsel or other consultants or experts as the committee may deem appropriate in its sole discretion, and shall receive funding from the Company to engage such advisors, and have sole authority to approve related fees and retention terms.
The Committee may delegate authority to individuals or subcommittees when it deems appropriate.
Meetings:
The Audit Committee will meet quarterly and at such other times as may be deemed necessary or appropriate in the judgment of its Chairman to accomplish the Committee’s responsibilities. In lieu of a meeting, the Committee may also act by unanimous written consent resolution. Committee meeting procedures include the following guidelines:
1.	A majority of the Committee members will be deemed a quorum for the transaction of business. The Chairman may appoint one or more members of the Board to act at a meeting in place of an absent member or members, as long as each such member appointed is an independent director as defined by applicable New York Stock Exchange rules. Such appointed Director(s) may vote on any matter coming before the Audit Committee. For purposes of determining a quorum, the size of the Committee shall not be deemed increased by the appointment of any replacement member or members.

2.	The action of a majority of those present at a meeting at which a quorum is present will represent an act of the Committee.

3.	The CFO will be the management liaison to the Committee.

4.	The Chairperson of the Audit Committee shall select the meeting dates after consultation with other members of the Committee.

5.	The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting.

6.	The agenda and all materials to be reviewed at the meetings will be provided to the Committee members as far in advance of the meeting as practicable.

7.	If the Chairperson is not available for a meeting, the other members of the Committee may appoint a temporary Chairperson for such meeting.

8.	The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

9.	All Directors shall be invited to all Audit Committee meetings.

10.	The Chairperson of the Audit Committee may call a meeting of the full Board at the request of and for the purpose of meeting with the Company’s independent registered public accounting firm and may call a meeting of the full Board to consider any other matters within the purview of the Audit Committee.

11.	Minutes of any Audit Committee meetings shall be provided to all Directors following the Audit Committee meeting and shall be submitted for the next Board meeting, at which time the Chairperson of the Audit Committee will provide additional comments as appropriate.

Appendix D
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER
OF THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY
This Charter sets forth the duties and responsibilities of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Handleman Company (the “Company”).
Mission Statement
The Committee’s mission is to ensure that the Board’s corporate governance system operates effectively and fulfills the requirements of sound corporate governance practices. The Committee shall (i) identify individuals qualified to serve as Board members, consistent with criteria approved by the Board; (ii) recommend to the Board the Director nominees for election; (iii) develop and recommend to the Board corporate governance practices applicable to the Company; (iv) oversee the annual Board self evaluation process; and (v) annually evaluate the performance of the Committee.
Composition
The Board will establish the Committee that will consist of three or more members, with the exact number being determined by the Board. All members must be independent of the management of the Company, and free of any relationship that would interfere with their exercise of independent judgment as a Committee member. Each of the members of the Committee will be (i) an “independent” Director as defined under the rules of the New York Stock Exchange, as may be amended from time to time; (ii) a “Non-Employee Director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934, as amended; and (iii) an “outside” Director under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.
In addition, in order to be deemed independent of management of the Company, a member of the Committee cannot have engaged in any transaction or have been involved in any business relationship or otherwise that is described or set forth in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.
The Presiding Director, with the assistance of the Chairman of the Board, will recommend the annual appointment of the Committee Chair. The Chairman of the Corporate Governance and Nominating Committee, with the assistance of the Presiding Director and the Chairman of the Board, will recommend the annual appointment of the Committee members. The Committee membership, including the Chair, will be ratified by the Board.
The Committee Chair is responsible for reporting all activities and decisions of the Committee to the Board.
All members of the Committee serve at the discretion of the Board.
Principal Duties and Responsibilities
The Committee shall assist the Board of Directors as set forth below:
a.	recommend to the Board the size, structure, and composition of the Board and its Committees;

b.	develop director qualification standards and establish guidelines to qualify individuals to become Board members, subject to Board approval;

c.	recommend to the Board whether incumbent directors should stand for re-election after considering the performance of the directors;

d.	consider shareholder nominated candidates for election as Directors by reviewing their qualifications in accordance with the criteria recommended by the Committee and approved by the Board;

e.	recommend to the Board the slate of Director nominees for election at the annual meeting of shareholders;

f.	recommend performance criteria for the Board and oversee review of Board performance;

g.	review best practices in corporate governance and recommend Board policies and practices, as appropriate;

h.	review periodically the charter and composition of each Board committee and make recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees or the elimination of Board committees;

i.	monitor the performance evaluation of each Board committee, receive comments from all directors, and report annually to the Board with an assessment of the Board’s performance, to be discussed with the Board;

j.	review any potential conflicts of interest between the Directors and Handleman Company;

k.	report Committee activities to the Board on a periodic basis and conduct an annual performance evaluation of itself and report results to the Board;

l.	report periodically to the Board on succession planning for the Chief Executive Officer and for the Board and its committees; and

m.	review other matters that the Board delegates to the Committee.
The Committee may be assisted on projects from time to time by independent outside experts, consultants and various members of the Company’s staff. Further, the Committee shall consult with the CEO and other members of senior management, as necessary.
Committee Authority
The Committee shall undertake any other action or exercise such other powers, authority and responsibilities as necessary or appropriate to discharge its responsibilities and duties as set forth in this Charter or the Company’s By-laws, or otherwise required by the Listing Rules of the New York Stock Exchange or other applicable laws, rules or regulations, or as shall otherwise be determined by the Board.
In discharging its responsibilities and duties, the Committee is empowered to investigate any matter brought to its attention that it determines to be within the scope of its authority with full access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel or other consultants or experts as the committee may deem appropriate in its sole discretion, and shall receive funding from the Company to engage such advisors, and have sole authority to approve related fees and retention terms.
The Committee may delegate authority to individuals or subcommittees when it deems appropriate.
Meetings
The Committee will meet at least two times per year and at such other times as may be deemed necessary or appropriate in the judgment of its Chairman to accomplish the Committee’s responsibilities. In lieu of a meeting, the Committee may also act by written consent resolution. Committee meeting procedures include the following guidelines:
1.	A majority of the Committee members will be deemed a quorum for the transaction of business. The Chairman may invite one or more members of the Board to act at a meeting in place of an absent member or members, as long as each such Director appointed is an independent director as defined by applicable New York Stock Exchange rules. Any such appointed Director who is not a member of the Committee may vote on any matter coming before the Corporate Governance and Nominating Committee. For purposes of determining a quorum, the size of the Committee shall not be deemed increased by the appointment of any replacement Director or Directors.

2.	The action of a majority of those present at a meeting at which a quorum is present will represent an act of the Committee.

3.	The Committee Secretary will keep minutes of all Committee meetings, which will be distributed to Board members.

4.	The Chairman of the Board will be the management liaison to the Committee.

5.	The Chairman of the Board will prepare a preliminary agenda to be reviewed with the Committee Chairman who will make the final decision regarding the agenda.

6.	The agenda and all materials to be reviewed at the meetings will be provided to the Committee members as far in advance of the meeting as practicable.

7.	The Committee Chair is responsible for reporting all activities and decisions of the Committee to the Board.
The Chairman of the Board should coordinate all mailings to the Committee members, to the extent practicable.

NYSE: HDL   www.handleman.com

The shares represented by this proxy will be voted in accordance with the specifications made herein. If no specifications are made, this proxy will be voted FOR the election of the nominees for Director listed below in Item 1 and FOR the ratification of the appointment of the independent registered public accounting firm listed below in Item 2.
Please
Mark Here for Address Change or Comments
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR Item 1 and Item 2.
1. Election of Directors FOR AGAINST ABSTAIN Nominees: FOR all nominees WITHHOLD 2. To ratify the appointment of PricewaterhouseCoopers listed to the left AUTHORITY LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2008. 01 Elizabeth A. Chappell** (exceptasmarked to vote for all nominees 02 Robert E. Kirby* to the contrary below) listed to the left 03 Adam D. Sexton*
3. To transact such other business as may properly come before the Annual Meeting of Shareholders and at any adjournment thereof.
04 Ralph J. Szygenda** 05 Thomas S. Wilson** * Nominees for terms to expire at the 2009 Annual Meeting. Please disregard if you have previously provided your consent decision. ** Nominees for terms to expire at the 2010 Annual Meeting. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at the website noted in the footnote below.
Signature Signature Dated , 2007 The signature(s) of shareholder(s) should correspond exactly with the name(s) stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please date, sign and mail this proxy in the enclosed envelope.
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the September 5, 2007 annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET
http://www.proxyvoting.com/hdl
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
FOOTNOTE
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. I understand that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Jersey City, NJ.
You can view the Annual Report and Proxy Statement on the internet at www.handleman.com Reference Investor Relations/Key Financials

HAN DLEMAN COMPANY ANNUAL MEETING OF SHAREHOLDERS September 5, 2007
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY
Eugene A. Miller, James B. Nicholson and Lloyd E. Reuss, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held September 5, 2007, and at any adjournment thereof.
The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or their substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.
The undersigned hereby acknowledges receipt of the Notice of said Annual Meeting of Shareholders, the Proxy Statement relating thereto and the Annual Report for 2007.
(Continued and to be signed on the other side) Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE
You can now access your Handleman Company account online. Access your Handleman Company shareholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Handleman Company, now makes it easy and convenient to get current information on your shareholder account.
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